EXHIBIT 10.1














                            STOCK PURCHASE AGREEMENT


                                  BY AND AMONG

                         INSIGNIA FINANCIAL GROUP, INC.

                               INSIGNIA ESG, INC.

                                INSIGNIA RO, INC.

                                       AND

                                REAL LIVING, INC.


                          DATED AS OF DECEMBER 31, 2001

                                TABLE OF CONTENT

                                                                                                               PAGE
1.       DEFINITIONS.............................................................................................2

2.       PURCHASE AND SALE OF THE SHARES; CLOSING; AGREEMENTS...................................................16
         2.1      Purchase and Sale; Effective Time.............................................................16
         2.2      Purchase Price................................................................................16
         2.3      Closing.......................................................................................20
         2.4      Closing Obligations...........................................................................20
         2.5      Adjustment to the Purchase Price; Closing Date Statement; Closing
                  Payables/Liabilities; and Closing Receivables/Current Assets;.................................21
         2.6      Disputed Matters; Dispute Resolution..........................................................24
         2.7      Payment of Certain Obligations; Reimbursement for January 2002 Losses.........................25
         2.8      Non-Solicitation..............................................................................26
         2.9      Tax Returns...................................................................................27
         2.10     Continuing Accounting Services................................................................30
         2.11     Trade Names...................................................................................30
         2.12     Continuing Liabilities........................................................................31
         2.13     Certain Employment Matters....................................................................31
         2.14     Re/Max Orders.................................................................................31
         2.15     Subsequent Sales of the Realty One Companies..................................................31
         2.16     PowerChooser, VPA and CARS Licenses...........................................................32
         2.17     Assumption or Replacement of Certain Existing Debt............................................33

3.       REPRESENTATIONS AND WARRANTIES OF SELLER AND INSIGNIA..................................................33
         3.1      Organization and Good Standing................................................................33
         3.2      Authority; No Conflict........................................................................34
         3.3      Capitalization................................................................................35
         3.4      Financial Statements..........................................................................36
         3.5      Books and Records.............................................................................37
         3.6      Title to Properties; Encumbrances.............................................................37
         3.7      Ownership of Assets; Condition and Sufficiency of Assets......................................38
         3.8      Accounts Receivable...........................................................................38
         3.9      Accounts Payable..............................................................................38
         3.10     No Undisclosed Liabilities....................................................................39
         3.11     Taxes.........................................................................................39
         3.12     No Material Adverse Change....................................................................40
         3.13     Employees and Employee Benefit Plans..........................................................40
         3.14     Compliance With Legal Requirements; Governmental Authorizations...............................41
         3.15     Legal Proceedings; Orders.....................................................................43
         3.16     Absence of Certain Changes and Events.........................................................44
         3.17     Contracts; No Defaults........................................................................45
         3.18     Insurance.....................................................................................49
         3.19     Environmental Matters.........................................................................50
         3.20     Employees.....................................................................................50
         3.21     Labor Relations; Compliance...................................................................51

                                      -i-


                                TABLE OF CONTENTS
                                   (CONTINUED)
                                                                                                               PAGE

         3.22     Intellectual Property.........................................................................52
         3.23     Certain Payments..............................................................................54
         3.24     Realty One Services Agreements................................................................54
         3.25     Disclosure....................................................................................54
         3.26     Relations with Related Persons................................................................54
         3.27     Brokers or Finders............................................................................55
         3.28     First Ohio Mortgage; Loan Purchase Agreements.................................................55

4.       REPRESENTATIONS AND WARRANTIES OF BUYER................................................................55
         4.1      Organization..................................................................................55
         4.2      Authority; No Conflict........................................................................56
         4.3      Investment Intent.............................................................................57
         4.4      Brokers or Finders............................................................................57

5.       COVENANTS OF SELLER AND INSIGNIA PRIOR TO CLOSING DATE.................................................57
         5.1      Required Approvals............................................................................57
         5.2      Current Information...........................................................................57
         5.3      Operations Prior to Closing Date..............................................................57
         5.4      Miscellaneous Agreements and Consents.........................................................59
         5.5      Access and Investigation; Delivery............................................................59
         5.6      Notification..................................................................................60
         5.7      No Negotiation................................................................................61

6.       COVENANTS OF BUYER PRIOR TO CLOSING DATE...............................................................61
         6.1      Approvals of Governmental Bodies..............................................................61
         6.2      Miscellaneous Agreements and Consents.........................................................61
         6.3      Notification..................................................................................61
         6.4      Termination of IFG Guaranty...................................................................62

7.       CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE....................................................62
         7.1      Accuracy of Representations...................................................................62
         7.2      Performance...................................................................................62
         7.3      [Intentionally Omitted].......................................................................62
         7.4      Additional Documents..........................................................................62
         7.5      No Proceedings................................................................................63
         7.6      No Claim Regarding Stock Ownership or Sale Proceeds...........................................63

8.       CONDITIONS PRECEDENT TO SELLER'S AND INSIGNIA'S OBLIGATION TO CLOSE....................................63
         8.1      Accuracy of Representations...................................................................63
         8.2      Buyer' s Performance..........................................................................63
         8.3      [Intentionally Omitted].......................................................................64
         8.4      Additional Documents..........................................................................64

                                      -ii-

                                TABLE OF CONTENTS
                                   (CONTINUED)

         8.5      No Proceedings................................................................................64
         8.6      Release of Insignia Guaranty..................................................................64

9.       TERMINATION............................................................................................65
         9.1      Termination Events............................................................................65
         9.2      Effect of Termination.........................................................................65
         9.3      Financing Contingency.........................................................................65

10.      INDEMNIFICATION; REMEDIES..............................................................................69
         10.1     Survival; Right to Indemnification Not Affected By Knowledge..................................69
         10.2     Indemnification by Seller and Insignia........................................................70
         10.3     Indemnification by Buyer......................................................................71
         10.4     Procedure for Indemnification--Third Party Claims.............................................72
         10.5     Procedure for Indemnification--Other Claims...................................................73
         10.6     Indemnity Limitations--Seller and Insignia....................................................73
         10.7     Indemnity Limitations--Buyer..................................................................74
         10.8     Effect of Insurance Proceeds Received; Subrogation; Indemnification Payment as
                  Adjustment to Purchase Price..................................................................74
         10.9     Certain Continuing Litigation.................................................................75
         10.10    Time Limitation...............................................................................75

11.      GENERAL PROVISIONS.....................................................................................75
         11.1     Expenses......................................................................................75
         11.2     Mandatory Arbitration.........................................................................76
         11.3     Confidentiality; Public Announcement..........................................................76
         11.4     Notices.......................................................................................77
         11.5     Jurisdiction..................................................................................78
         11.6     Further Assurances............................................................................78
         11.7     Waiver........................................................................................78
         11.8     Entire Agreement; Modification................................................................79
         11.9     Assignments; Successors; No Third-Party Rights................................................79
         11.10    Severability..................................................................................79
         11.11    Section Headings; Exhibits; Construction......................................................79
         11.12    Governing Law.................................................................................80
         11.13    Counterparts..................................................................................80

SIGNATURE PAGES.................................................................................................81

INDEX OF EXHIBITS...............................................................................................83

                            STOCK PURCHASE AGREEMENT


         STOCK PURCHASE AGREEMENT is made and entered into as of December 31, 2001, by and among INSIGNIA FINANCIAL GROUP, INC., a Delaware corporation ("IFG"), INSIGNIA ESG, INC., a Delaware corporation ("ESG"), INSIGNIA RO, INC., a Delaware corporation ("Seller"), and REAL LIVING, INC. an Ohio corporation ("Buyer"). (IFG and ESG are sometimes referred to collectively as "Insignia.")


                                    RECITALS:

         A. IFG owns all of the outstanding shares of the capital stock of ESG.

         B. ESG owns all of the outstanding shares of the capital stock of Seller.

         C. Seller owns all of the outstanding shares of the capital stock of the following corporations:

                  (i) FIRST OHIO ESCROW CORPORATION, INC., an Ohio corporation ("First Ohio Escrow"), is authorized by its Organizational Documents to issue up to 750 shares of common stock, without par value, of which 500 shares are issued and outstanding, all of which are owned by Seller (the "First Ohio Escrow Shares");

                  (ii) INSIGNIA RELOCATION MANAGEMENT, INC., an Ohio corporation ("Insignia Relocation"), is authorized by its Organizational Documents to issue up to 750 shares of common stock, without par value, of which 500 shares are issued and outstanding, all of which are owned by Seller (the "Insignia Relocation Shares").

                  (iii) FIRST OHIO MORTGAGE CORPORATION, INC., an Ohio corporation ("First Ohio Mortgage"), is authorized by its Organizational Documents to issue up to 750 shares of common stock, without par value, of which 500 shares are issued and outstanding, all of which are owned by Seller (the "First Ohio Mortgage Shares"); and

                  (iv) REALTY ONE, INC., an Ohio corporation ("Realty One"), is authorized by its Organizational Documents to issue up to 200,000 shares of common stock, without par value, of which 10,000 shares are voting shares, and 190,000 are non-voting shares, all of which shares are issued and outstanding and owned by Seller (the "Realty One Shares");

(First Ohio Escrow, Insignia Relocation, First Ohio Mortgage, and Realty One are sometimes referred to collectively as the "Realty One Companies.")

         D. Realty One owns 49.9% of the membership interests (the "Insignia Title Member Interests") in INSIGNIA TITLE AGENCY, LTD., an Ohio limited liability company ("Insignia Title").

         E. The Realty One Companies are engaged in the business of providing real estate brokerage services, mortgage services, escrow services, relocation services, and related real estate services, primarily in the single family residential real estate market in northeast Ohio.

         F. As of the date of this Agreement, Harley E. Rouda, Jr., who is the President and Chief Executive officer of HER, INC., an Ohio corporation ("HER"), is the sole shareholder of Buyer. HER is engaged in the business of providing real estate brokerage services, mortgage services, escrow services, relocation services, and related real estate services, primarily in the single family residential real estate market in central Ohio. At or prior to the Closing, HER will transfer either all or substantially all of its capital stock or all or substantially all of its assets and business to Buyer.

         G. Seller desires to sell, and Buyer desires to purchase, the Realty One Shares, the First Ohio Escrow Shares, the First Ohio Mortgage Shares, and the Insignia Relocation Shares (collectively, the "Shares") for the consideration and on the terms set forth in this Agreement.


                                   AGREEMENT:

The parties, intending to be legally bound, agree as follows:


1.       DEFINITIONS

For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

         "AAA"--as defined in Section 2.6.

         "Accounts Payable"--as defined in Section 3.9(a).

         "Accounts Receivable"--as defined in Section 3.8(a).

         "Agreement"--this Stock Purchase Agreement.

         "Applicable Contract"--any Contract, including any Realty One Services Agreements presently in effect, (i) under which the Realty One Companies have or may acquire any rights, or (ii) under which the Realty One Companies have or may become subject to any obligation or liability, or (iii) by which the Realty One Companies or any of the assets owned or used by them are or may become bound, or
(iv) to which Seller is a party that restricts the right or ability of any Realty One Company to engage in Residential Real Estate Services.

         "Arbitrator"--as defined in Section 2.6.

         "Best Efforts"--the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as soon as reasonably and practicably possible; provided, however, that an obligation to use Best Efforts under this Agreement does not require the Person subject to that obligation to incur any expense or liability or take actions that would result in a materially adverse change in the benefits to such Person of this Agreement and the Contemplated Transactions.

         "Breach"--a "Breach" of a representation, warranty or covenant of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been (i) any inaccuracy in or breach of, such representation or warranty set forth in this Agreement or (ii) failure to perform or comply with any covenant or agreement set forth in this Agreement, subject to applicable grace or cure periods, and the term "Breach" means any such inaccuracy, breach or failure.

         "Buyer"--as defined in the preamble of this Agreement.

         "Buyer Indemnified Persons"--as defined in Section 10.2.

         "Buyer Loss"--as defined in Section 10.2.

         "Buyer New Developments"--as defined in Section 2.16(b).

         "Buyer's Advisors"--as defined in Section 5.5(a).

         "Buyer's Closing Certificate"--as defined in Section 2.4(b)(ii).

         "Buyer's Closing Documents"--as defined in Section 2.4(b).

         "CARS"--Computer Implemented Marketing System described in Patent No. U.S. 6,236,977 B1 issued May 22, 2001.

         "CARS/VPA"--as defined in Section 2.16(b).

         "CARS/VPA License"--as defined in Section 2.16(b).

         "Change of Control Payments"--any obligations, amounts payable, paid, owed, or owing to Anthony Ciepiel, Barbara Reynolds, William Pender, and Richard Goldbach under the terms of four letter agreements, each dated as of October 26, 2001, among Insignia and Realty One and each of Anthony Ciepiel, Barbara Reynolds, William Pender, and Richard Goldbach, relating to a Potential Transaction Involving Change in Control of the Realty One Companies

         "Closing"--as defined in Section 2.3.

         "Closing Amount"--as defined in Section 2.2(a)(i).

         "Closing Date"--the date and time as of which the Closing actually takes place.

         "Closing Date Statement"--as defined in Section 2.5(b).

         "Closing Payables/Liabilities"--shall mean the Accounts Payable, Notes Payable (to the extent continued by Buyer after the Closing Time), Accrued and Sundry Liabilities (excluding Insurance Reserves and the Accrued Contingencies/Legal), Accrued Incentives, and the First Ohio Warehouse Line (if continued after the Closing Time) of the Realty One Companies, as accruing and determined in accordance with GAAP (and as consistently applied by Seller and the Realty One Companies in connection with preparation of balance sheets of the Realty One Companies since January 1, 2000) as of the Closing Time and neither discharged nor paid as of the Closing Time, as adjusted for the resolution of Disputed Matters, with the terms used in this subparagraph (a) being used in the same manner as in the Insignia Financial Group, Inc. Financial Reporting Package - Realty One Operations, Date: September 30, 2001, including the nine Schedules included therewith; provided, however, that Closing Payables/Liabilities shall not include: (i) commissions and obligations (other than bonuses or other incentive compensation included in Accrued Incentives) payable by Realty One to brokers/sales agents/sales associates or to any other Person pursuant to Realty One Closing Real Estate Sales Contracts; (ii) Taxes of the Realty One Companies for the period prior to and ending with the Closing Time, which Taxes are payable by Seller in accordance with Section 2.9(a) hereof; (iii) the $5,500,000 principal indebtedness (and any accrued/unpaid interest) of Realty One payable to National City Bank, which loan Seller shall pay in its entirety at the time of the Closing from the Closing Amount; (iv) the line of credit financing in favor of First Ohio Mortgage made by Key Bank, unless Buyer arranges for such credit line to continue after the Closing Time; and (v) the Insignia Relocation Loan.

         "Closing Receivables/Current Assets"--shall mean the Accounts Receivable, Cash and Cash Equivalents, Mortgage Loans Held for Sale, the Investment in National City Bank (in the amount of $2,083), Security Deposits, and Prepaids of the Realty One Companies as of the Closing Time, as determined in accordance with GAAP (as consistently applied by Seller and the Realty One Companies in connection with the preparation of balance sheets of the Realty One Companies since January 1, 2000), as adjusted for the resolution of Disputed Matters, with the terms used in this subparagraph (a) being used in the same manner as in the Insignia Financial Group, Inc. Financial Reporting Package - Realty One Operations, Date: September 30, 2001, including the nine Schedules included therewith; provided, however, that Closing Receivables/Current Assets shall not include any commissions (or related record retention fees) payable to Realty One pursuant to Realty One Closing Real Estate Sales Contracts, or the Insignia Relocation Accounts Receivable.

         "Closing Time"--except as otherwise expressly agreed in a writing signed by all of the parties hereto, and subject to the occurrence of the Closing, the end of the day on the Closing Date.

         "Consent"--any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

         "Contemplated Transactions"--all of the transactions contemplated by this Agreement, including:

                  (a) the sale by Seller to Buyer and the purchase by Buyer from Seller of the Shares and the exercise of control by Buyer over Realty One, First Ohio Escrow, First Ohio Mortgage, and Insignia Relocation;

                  (b) the delivery of the Closing Amount, the Holdback Amount, and the Contingent Amount in accordance with the terms of this Agreement;

                  (c) the license and purchase option between Seller and Buyer respecting PowerChooser;

                  (d) the performance by Buyer, Insignia, and Seller of their respective covenants and obligations under this Agreement; and

                  (e) the satisfaction and discharge of the Closing Payables/Liabilities by Buyer as they become due and payable; and

                  (f) the performance (including performance by Persons who are not parties hereto) or occurrence of the actions, transactions, events, or obligations necessary to satisfy the conditions set forth in Sections 7 and 8 hereof.

         "Contingent Amount"--as defined in Section 2.2(c).

         "Continuing Liabilities"--the following:

                  (a) the Closing Payables/Liabilities;

                  (b) the Realty One Services Agreements, to the extent that they are payable or performable, or accrue after the Closing Time;

                  (c) all Governmental Authorizations to which one or more of the Realty One Companies are bound or subject;

                  (d) the Applicable Contracts, to the extent that they are payable, performable, or accrue after the Closing Time and to the extent that they are either listed in Exhibits 3.17(a)(i) through 3.17(a)(xvi) or, if they are not required to be listed on such Exhibits pursuant to the terms hereof, to the extent they were entered into in the Ordinary Course of Business and were entered into in good faith, on an arm's-length basis;

                  (e) compliance after the Closing Time with the Orders referenced in Section 2.14 hereof in accordance with Section 2.14 hereof;

                  (f) Continuing Ordinary Course Applicable Contracts, to the extent that they are payable, performable, or accrue after the Closing Time;

                  (g) obligations which this Agreement expressly requires Buyer or one or more of the Realty One Companies to pay or perform after the Closing Time; and

                  (h) the Insignia Relocation Loan;

provided, however, that Continuing Liabilities shall not include (i) any Change of Control Payments, (ii) Taxes of the Realty One Companies for the period prior to and ending with the Effective Time, or (iii) obligations which this Agreement expressly requires Seller to pay or perform.

         "Continuing Ordinary Course Applicable Contracts"--any Applicable Contract in effect at the Closing Time that satisfies all of the following criteria:

                  (a) was/is entered into prior to the Closing Time in the Ordinary Course of Business;

                  (b) is, at any time after the Closing Time, terminable upon not greater than 35 days notice by the Realty One Company which is a party thereto or bound thereby;

                  (c) Buyer fails to determine by written notice to Seller prior to the earlier of December 31, 2002, or 90 days after the Realty One Company makes its first payment after the Closing Time under such Applicable Contract that such Applicable Contract is not necessary to the operation of the business of the Realty One Company which is a party to or bound by such Applicable Contract;

                  (d) the termination of which Applicable Contract by the applicable Realty One Company, together with any other terminations of other Continuing Ordinary Course Applicable Contracts, does not result in damages, penalties, or accelerated payments payable by the Realty One Company which is a party to or bound by such Continuing Ordinary Course Applicable Contracts in the aggregate exceeding $50,000;the aggregate payments due under such Applicable Contract by the Realty One Company which is a party or bound thereby that will become due and payable after the Closing Time in accordance with its terms and conditions, in the absence of renewals, defaults, or Breaches by any party thereto, are not material in amount considering all other liabilities and obligations of the Realty One Companies taken as a whole; and

                  (e) default or Breach by any party to such Applicable Contract will not cause a Material Adverse Effect after the Closing Time.

         "Contract"--any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding upon a Person.

         "Control Affiliate"--any Person (other than an individual) which is, through one or more tiers, a wholly owned subsidiary of another Person (other than an individual), a wholly owned subsidiary of the parent of such Person, or the parent of such Person (for purposes hereof, the parent of another Person means any Person or Persons (other than an individual) which wholly owns such Person through one or more tiers).

         "Copyrights"--as defined in Section 3.22(a)(iii).

         "Disputed Matters"--as defined in Section 2.6.

         "Draft Closing Date Statement"--as defined in Section 2.5(b).

         "Draft January 2002 P&L Statement"--as defined in Section 2.7(d).

         "Effective Time"--the end of the day on December 31, 2001.

         "Encumbrance"--any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

         "Environment"--soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

         "Environmental, Health, and Safety Liabilities"--any cost, damages, expense, liability, obligation, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law and consisting of or relating to:

                  (a) the regulation of any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products);

                  (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law;

                  (c) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or

                  (d) any other compliance, corrective, investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law.

                  (e) The terms "removal," "remedial," and "response action," include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C.ss.9601 et seq., as amended ("CERCLA").

         "Environmental Law"--any Legal Requirement that requires or relates to:

                  (a) advising appropriate authorities, employees, and the public of intended or actual Releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;

                  (b) preventing or reducing to acceptable levels the Release of pollutants or hazardous substances or materials into the Environment;

                  (c) reducing the quantities, preventing the Release, or minimizing the hazardous characteristics of wastes that are generated;

                  (d) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

                  (e) protecting resources, species, or ecological amenities;

                  (f) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;

                  (g) cleaning up pollutants that have been Released, preventing the Threat of Release, or paying the costs of such clean up or prevention; or

                  (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

         "ERISA"--the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         "ERISA Affiliate"--as defined in Section 3.13(h).

         "ESG"--as defined in the preamble of this Agreement.

         "Exchange Act"--the Securities Exchange Act of 1934 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         "Final Closing Adjustment Amount"--as defined in Section 2.5(b).

         "Final Closing Date Statement"--as defined in Section 2.5(b).

         "Final January 2002 P&L Statement"--as defined in Section 2.7(d).

         "First Ohio Escrow"--as defined in the Recitals of this Agreement.

         "First Ohio Escrow Shares"--as defined in the Recitals of this Agreement.

         "First Ohio Mortgage"--as defined in the Recitals of this Agreement.

         "First Ohio Mortgage Shares"--as defined in the Recitals of this Agreement.

         "GAAP"--generally accepted accounting principles in the United States.

         "Governmental Authorization"--any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

         "Governmental Body"--any:

                  (a) nation, state, county, city, town, village, district, or other governmental jurisdiction of any nature;

                  (b) federal, state, local, municipal, foreign, or other government;

                  (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

                  (d) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or Taxing authority or power of any nature.

         "Guaranty"--as defined in Section 6.4 hereof.

         "Hazardous Activity"--the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from a property owned by one or more of the Realty One Companies or any part thereof into the Environment, and any other act, business, operation, or thing that materially increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off a property owned by one or more of the Realty One Companies, or that may affect the value of a property of the Realty One Companies.

         "Hazardous Materials"--any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

         "HCIC"--The Huntington Capital Investment Company, of Columbus, Ohio.

         "HCIC Commitment"--the commitment letter from HCIC to HER, dated December 28, 2001, relating to certain financing to be provided by HCIC to Buyer in order to finance Buyer's performance of the Contemplated Transactions.

         "HCIC Financing"--the financing to be provided by HCIC to Buyer pursuant to the HCIC Commitment.

         "HCIC Financing Documents"--the subordinated notes, warrants, and related agreements and other documents as may be executed in connection with the provision of the HCIC Financing.

         "HER"--as defined in the Recitals of this Agreement.

         "HNB"--The Huntington National Bank, of Columbus, Ohio.

         "HNB Commitment"--the commitment letter from HNB to HER, dated December ___, 2001, relating to two loans to be made by HNB to Buyer in order to finance Buyer's performance of the Contemplated Transactions.

         "HNB Loan"--collectively, the loans to be made by HNB to Buyer pursuant to the HNB Commitment.

         "HNB Loan Documents"--the loan agreement, promissory notes, security agreement or agreements, and such other collateral documents as may be executed in connection with the making of the HNB Loan.

         "Holdback Amount"--as defined in Section 2.2(a)(iii).

         "Holdback Period"--as defined in Section 2.5(e).

         "IFG"--as defined in the preamble of this Agreement.

         "Independent Contractor Agreements"--as defined in Section 3.17(a)(vi).

         "Indemnified Person"--a Buyer Indemnified Person and/or a Seller's Indemnified Person, as the context shall apply.

         "Insignia"--as defined in the preamble of this Agreement.

         "Insignia Relocation"--as defined in the Recitals of this Agreement.

         "Insignia Relocation Accounts Receivable"--the Accounts Receivable of Insignia Relocation on the books of Insignia Relocation as of the Closing Time.

         "Insignia Relocation Accounts Receivable Percentage"--as defined in
Section 2.5(h).

         "Insignia Relocation Loan"--the line of credit financing in favor of Insignia Relocation made by National City Bank.

         "Insignia Relocation Shares"--as defined in the Recitals of this Agreement.

         "Insignia Title"--as defined in the Recitals of this Agreement.

         "Insignia Title Member Interests"--as defined in the Recitals of this Agreement.

         "Intellectual Property Assets"--as defined in Section 3.22(a).

         "Interim 2001 Balance Sheets"--as defined in Section 3.4.

         "Interim 2001 Financial Statements"--as defined in Section 3.4.

         "IRC"--the Internal Revenue Code of 1986 or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code of 1986 or any successor law.

         "IRS"--the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

         "Knowledge"--an individual will be deemed to have "Knowledge" of a particular fact or other matter if such individual is actually aware of such fact or other matter. A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving as a director, executive officer, partner, executor, or trustee of such Person (or in any similar capacity) has Knowledge of such fact or other matter, and, without limiting the foregoing, Seller will be deemed to have "Knowledge" of a particular fact or other matter in respect of a Realty One Company if any of the Realty One Companies Executive Officers serving as an officer of such Realty One Company has Knowledge of such fact or other matter. Notwithstanding the foregoing, Seller will be deemed to have "Knowledge" of a particular fact or other matter in respect of Insignia Title only if Frank M. Garrison, Janice E. Cole, or William Pender has Knowledge of such fact or other matter.

         "Legal Requirement"--any federal, state, local, municipal, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

         "Litigation Reserve"--the allowance or reserve, as of a certain date and/or as set forth on a designated balance sheet, for settlement or discharge of any pending or Threatened claim, demand, cause of action, litigation, complaint or other dispute or any other Proceeding, involving the business of Realty One, of a nature for which Realty One has historically maintained such a reserve.

         "Marks"--as defined in Section 3.22(a)(i).

         "Material Adverse Effect"--a material adverse effect on the financial condition, business relationships or economic prospects of any of the Realty One Companies or of the Realty One Companies taken as a whole.

         "Modification Notice"--as defined in Section 5.6 and referenced in
Section 6.3.

         "Occupational Safety and Health Law"--any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards.

         "Order"--any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

         "Ordinary Business IP Assets"--All Intellectual Property Assets not including Intellectual Property Assets related to CARS, VPA and PowerChooser.

         "Ordinary Course of Business"--an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

                  (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person; and

                  (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority).

         "Organizational Documents"--(i) the articles or certificate of incorporation and the bylaws or code of regulations of a corporation; (ii) the articles or certificate of association or organization and the operating agreement of a limited liability company; (iii) the partnership agreement and any statement of partnership of a general partnership; (iv) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (v) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (vi) any amendment to any of the foregoing.

         "Patents"--as defined in Section 3.22(a)(ii).

         "Permitted Encumbrances"--as defined in Section 3.7.

         "Person"--any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

         "Plan or Plans"--as defined in Section 3.13(a).

         "Post-Closing Time Realty One Employees"--employees of any of the Realty One Companies as of the Closing Date who remain employees of any of the Realty One Companies or become employees of Buyer or a Related Person thereof at or after the Closing Time.

         "PowerChooser"--a web-based exchange of requirements and bids for professional real estate services aimed at creating an e-Commerce real estate market space. The PowerChooser application is built on the CARS framework.

         "PowerChooser License Agreement"--as defined in Section 2.16(a).

         "Preliminary Adjustment Amount"--as defined in Section 2.5(a).

         "Preliminary Closing Date Statement"--as defined in Section 2.5(a).

         "Proceeding"--any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

         "Proprietary Rights Agreement"--as defined in Section 3.20(b).

         "Purchase Price"--as defined in Section 2.2(a).

         "Realty One"--as defined in the Recitals of this Agreement.

         "Realty One Buyer Agency Agreement" or "Realty One Buyer Agency Agreements"--as defined in Section 3.17(a)(i)(A).

         "Realty One Closing Real Estate Sales Contract"--an agreement for the sale and purchase of residential real estate, signed by both a buyer and seller prior to the Effective Time, which provides for the payment by seller and/or buyer of a commission payable to Realty One (and its broker(s)/sales agent(s)/sales associates) upon the closing of the purchase/sale, which closing has not occurred prior to the Effective Time.

         "Realty One Companies Executive Officers"--the individuals listed on
Exhibit 1.

         "Realty One Companies"--as defined in the Recitals of this Agreement.

         "Realty One Company"--any one of the Realty One Companies.

         "Realty One Counties"--the counties of [Ashtabula, Cuyahoga, Erie, Geauga, Lake, Lorain, Lucas, Medina, Portage, Seneca, Stark, Summit, Trumbull, and Wayne, Ohio].

         "Realty One Listing Agreement or Realty One Listing Agreements"--as defined in Section 3.17(a)(i)(A).

         "Realty One Services Agreement"--any Contract pursuant to which any of the Realty One Companies receives revenues and/or provides or is obligated to provide any Residential Real Estate Services, including without limitation the Residential Sales Contracts.

         "Realty One Shares"--as defined in the Recitals of this Agreement.

         "Related Person"--with respect to a particular individual:

                  (a) each other member of such individual's Family;

                  (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family;

                  (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

                  (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

With respect to a specified Person other than an individual:

                  (e) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

                  (f) any Person that holds a Material Interest in such specified Person;

                  (g) any successor by merger, consolidation, or other combination with such specified Person;

                  (h) any assignee or transferee of all or substantially all of the assets of such specified Person;

                  (i) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

                  (j) any Person in which such specified Person holds a Material Interest;

                  (k) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and

                  (l) any Related Person of any individual described in clause
         (b) or (c).

For purposes of this definition, (i) the "Family" of an individual includes the individual, the individual's spouse, the individual's parents, children, and step-children, and any other natural person who resides with such individual, and (ii) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act and the regulations promulgated thereunder) of voting securities or other voting interests representing at least 5% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 5% of the outstanding equity securities or equity interests in a Person.

         "Re/Max Litigation"--the Proceedings of: (i) Re/Max International, Inc., et al v. Realty One, Inc., et al, U.S. District Court, Northern District of Ohio, Eastern Division, Case No. 1:94-CV-0062 (as appealed); and (ii) Thomas Hurd v. Vincent Aveni, et al, Cuyahoga County, Ohio Court of Common Pleas, Case No. CV299512; and (iii) the Ohio Attorney General's Office in connection with or related to the subject matter of the foregoing cases based on the operation of Realty One's business in accordance with policies adopted and in effect prior to the Closing Time.

         "Re/Max Orders"--as defined in Section 2.14.

         "Release"--any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

         "Representative"--with respect to a particular Person, any director, officer, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

         "Residential Real Estate Services"--as defined in Section 2.8(a).

         "Residential Sales Contracts"--as defined in Section 3.17(a)(i)(A).

         "Securities Act"--the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         "Seller"--as defined in the preamble to this Agreement.

         "Seller Financing"--as defined in Section 2.3(e).

         "Seller Indemnified Person"--as defined in Section 10.3

         "Seller Loss"--as defined in Section 10.3.

         "Seller New Developments"--as defined in Section 2.16(b).

         "Seller's Closing Certificate"--as defined in Section 2.4(a)(ii).

         "Seller's Closing Documents"--as defined in Section 2.4(a).

         "Shares"--as defined in the Recitals of this Agreement.

         "Special Rules"--as defined in Section 11.2(b).

         "Subsequent Sale Transaction"--as defined in Section 2.15.

         "Subsidiary"--with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries.

         "Tax" or "Taxes"--any or all U.S. federal, state, local or foreign Taxes, including, but not limited to, income (whether net or gross), excise, property, sales, transfer, gains, gross receipts, occupation, privilege, payroll, wage, unemployment, workers' compensation, social security, use, value added, capital, gross receipts, franchise, license, severance stamp, premium, windfall profits, environmental, capital stock, profits, withholding, disability, real property, personal property, registration, customs duties, alternative or add-on minimum, estimated or other Tax of any kind whatsoever (whether disputed or not) imposed by any Governmental Body, including any related charges, fees, interest, penalties, additions to Tax or other assessments.

         "Tax Proceeding"--any audit, other administrative proceeding, or judicial proceeding involving Taxes.

         "Tax Return"--any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

         "Threat of Release"--a substantial likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

         "Threatened"--a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made or any notice has been given

(i) orally or in writing to Seller or to the Realty One Companies Executive Officers, or (ii) in writing to an employee of any of the Realty One Companies.

         "Trade Secrets"--as defined in Section 3.22(a)(iv).

         "2000 Balance Sheets"--as defined in Section 3.4.

         "2000 Financial Statements"--as defined in Section 3.4.

         "2001 Revenues"--as defined in Section 2.2(d).

         "2002 Contingent Amount"--as defined in Section 2.2(c)(i).

         "2002 Revenues"--as defined in Section 2.2(d).

         "2003 Contingent Amount"--as defined in Section 2.2(c)(ii).

         "2003 Revenues"--as defined in Section 2.2(d).

         "VPA"--also known as Virtual Personal Assistant, a set of web-based agent productivity tools built on the CARS framework.


2.       PURCHASE AND SALE OF THE SHARES; CLOSING; AGREEMENTS

         2.1      PURCHASE AND SALE; EFFECTIVE TIME

         Subject to the terms and conditions of this Agreement, at the Closing, Seller will sell and transfer the Shares to Buyer, and Buyer will purchase the Shares from Seller. The purchase, sale, and transfer of the Shares shall be effective for economic purposes and for purposes of the risk of profit and loss as of the Effective Time, subject to the terms and conditions of this Agreement.

         2.2      PURCHASE PRICE

         (a) The total purchase price for the Shares (the "Purchase Price"), is equal to the sum of the following amounts, subject to adjustment as provided herein:

                  (i) Twenty Eight Million Seven Hundred Fifty Thousand Dollars ($28,750,000) (the "Closing Amount");

                  (ii) the Contingent Amount, as defined in Section 2.2(c) below; plus

                  (iii) Two Hundred Fifty Thousand Dollars ($250,000) (the "Holdback Amount").

         (b) Except as otherwise provided in Section 2.2(e) below, the Purchase Price will be payable as follows:

                  (i) Buyer will pay the Closing Amount, plus or minus the Preliminary Adjustment Amount, as applicable, to Seller at Closing in cash, by wire transfer of funds to an account specified by Seller;

                  (ii) Buyer shall pay the Contingent Amount to Seller as provided in Section 2.2(c) below; and

                  (iii) Buyer shall hold and disburse the Holdback Amount as provided in Section 2.5 below.

         (c) The "Contingent Amount" is equal to the sum of the 2002 Contingent Amount and the 2003 Contingent Amount, which will be determined and paid as follows:

                  (i) $1,000,000 times the 2002 Revenues divided by the 2001 Revenues (the "2002 Contingent Amount"), which amount shall be paid immediately upon the determination of the 2002 Revenues, as provided in
         Section 2.2(d) below; and

                  (ii) $1,000,000 times the 2003 Revenues divided by the 2001 Revenues (the "2003 Contingent Amount"), which amount shall be paid immediately upon the determination of the 2003 Revenues, as provided in
         Section 2.2(d) below; provided, however, that the 2003 Contingent Amount will be reduced by $200,000 (but not below $0.00) if, on or before the date that is two years and three months after the Effective Time, Buyer provides written notice to Seller of its intention to exercise the purchase option provided under the PowerChooser License Agreement.

         (d) The "2001 Revenues" shall mean the gross revenues of the Realty One Companies for the twelve-month period ending at the Effective Time; the "2002 Revenues" shall mean the gross revenues of the Realty One Companies for the period commencing on the day after the Effective Time and ending one year after the Effective Time; and the "2003 Revenues" shall mean the gross revenues of the Realty One Companies for the period commencing on the day after the date that is one year after the Effective Time and ending two years after the Effective Time.

                  (i) In determining the 2001 Revenues, the 2002 Revenues, and the 2003 Revenues, the gross revenues of the Realty One Companies shall be determined in accordance with GAAP, applied consistently from period to period, by reference to the year-end financial statements of the Realty One Companies and shall be determined by the independent certified public accountants who are retained to audit or review the financial statements of the Realty One Companies; provided, however, that any and all amounts paid or payable to Seller pursuant to Section 2.5(g) or Section 2.5(h) shall not be deducted from the gross revenues of the Realty One Companies for purposes of determining the 2002 Revenues or the 2003 Revenues. Buyer agrees that it will cause the Realty One Companies to be accounted for separately from any other affiliates or operations of Buyer until the second anniversary of the Effective Time and that it will cause the independent certified public accountants who are retained to audit the financial statements of the Realty One Companies to determine the amounts of the 2001 Revenues,

         2002 Revenues, and 2003 Revenues, on or before the date that is four months after the end of the period for which such revenues are to be determined.

                  (ii) Buyer shall provide Seller with a detailed statement of the basis for the determination of the 2002 Contingent Amount and the 2003 Contingent Amount provided to Buyer by the certified public accountants who have made such determination at the time Buyer makes the payment of such amounts. At the request of Insignia and/or Seller, Buyer will provide to Insignia and/or Seller and their respective advisors access to the records and documents related to the calculation of the 2002 Contingent Amount and/or the 2003 Contingent Amount, including without limitation records and documents related to (A) the revenues and expenses of the Realty One Companies, and to the extent reasonable and necessary for a review of the Contingent Amount, revenues and expenses of Buyer and its other affiliates and businesses,
         (B) the classification of gross revenues as gross revenues of the Realty One Companies or as gross revenues of Buyer or affiliates of Buyer other than the Realty One Companies.

                  (iii) For and during the period of two years after the Effective Time, Buyer shall continue to operate the businesses being operated by the Realty One Companies as of the Closing Time in a commercially reasonable manner, making good faith efforts to collect the revenues of the Realty One Companies; provided, however, that Buyer may decide to terminate, abandon, sell, or otherwise transfer the business of Insignia Title and/or the business of First Ohio Mortgage at any time during such period, or otherwise fundamentally change the business of either such entity in such a way as to have a substantial impact on the revenue generating capability of such entity, whereupon the revenues generated by such entity or entities, as applicable, that are included in the 2001 Revenues shall also be included in the 2002 Revenues and/or 2003 Revenues, as applicable, as if such revenues had also been generated in the applicable periods for the determination of the 2002 Revenues and/or 2003 Revenues for purposes of determining the Contingent Amount payable for the period or periods following any such termination; and provided, further, that if Buyer may decide to combine the operations of First Ohio Mortgage with other mortgage operations of Buyer at any time during such period, whereupon the revenues generated by such combined mortgage operations in relation to properties located in any of the Realty One Counties shall be included in the 2002 Revenues and/or 2003 Revenues, as applicable, for purposes of determining the Contingent Amount payable for the period or periods following any such combination.

                  (iv) During the period from the Closing Time until the second anniversary of the Effective Time, Buyer shall, and shall cause its Control Affiliates to, act in good faith in any decisions concerning classification of revenue as revenue of the Realty One Companies or revenue of Buyer and/or its Control Affiliates other than the Realty One Companies, and such decisions shall not be based upon a bad faith attempt to reduce the Contingent Amount or otherwise violate the express terms of this Agreement.

                  (v) Any dispute in connection with the classification of revenues, the calculation of the 2001 Revenues, the 2002 Revenues, and/or the 2003 Revenues and/or the calculation or amount of the Contingent Amount shall be treated as Disputed Matters and settled in the manner set forth in Section 2.6 hereof. In the event of a dispute by

         Seller as to the amount of either Contingent Amount, Buyer shall pay the undisputed amount of such Contingent Amount as set forth herein, and shall pay any further amount in accordance with Section 2.6. Any amount not timely paid in accordance with the provisions hereof and any additional amount required to be paid to Seller as an additional Contingent Amount as a result of an arbitrator's decision shall be subject to interest from the date on which such payment was required to be made, at an annual rate equal to the 30-day LIBOR plus 200 basis points, as such LIBOR is reported in The Wall Street Journal as of the date of the arbitrator's decision.

         (e) Pursuant to the terms of the HNB Commitment, HNB has committed to make the HNB Loan to Buyer, in the aggregate amount of $21,000,000, in order to finance Buyer's performance of the Contemplated Transactions, provided, among other things, that either Seller or a financial institution acceptable to HNB participates in the HNB Loan in an amount of not less than $5,000,000. Buyer will use its Best Efforts to arrange for such an acceptable financial institution to participate in the HNB Loan, but if Buyer is unable to make such arrangements before January 31, 2002, Seller will participate in the HNB Loan in an amount up to Five Million Dollars ($5,000,000) (the "Seller Financing"), upon the following terms:

                  (i) Except as otherwise set forth in items (ii) through (iv) below, the Seller Financing will be on and subject to the same terms as those of the HNB Loan;

                  (ii) If Buyer does not pay off the full amount of the Seller Financing on or before July 31, 2002, Buyer shall pay to Seller, on or before August 31, 2002, as a loan fee, an amount equal to 18% of the principal amount of the Seller Financing then outstanding, less the amount of interest paid or payable to Seller on the Seller Financing pursuant to the terms of the Huntington Loan for the six-month period ending on July 31, 2002, such fee to be payable out of "Net Cash Available after Debt Service" (as such term is defined in the HNB Loan Documents) for such six-month period, except that, for purposes hereof, the Net Cash Available after Debt Service shall be determined for such six-month period based on the monthly unaudited financial statements of Buyer, rather than on an annual basis based on the annual audited financial statements of Buyer. If Buyer does not pay off the full amount of the Seller Financing on or before October 31, 2002, or on or before the last days of January, April, July, and October of 2002 and successive years, Buyer shall pay to Seller, on or before the last day of the next succeeding month, as an additional loan fee, an amount equal to 18% of the principal amount of the Seller Financing then outstanding, plus an additional 1% of such amount for each successive three-month period after the six-month period ending on July 31, 2002, through January 31, 2005, and thereafter an additional 10% of such amount, less the amount of interest paid or payable to Seller on the Seller Financing pursuant to the terms of the Huntington Loan for such three-month period, such fee to be payable out of "Net Cash Available after Debt Service," as such term is defined in the HNB Loan Documents, for each such three-month period, as such Net Cash Available after Debt Service is determined based on the monthly unaudited financial statements of Buyer.

                  (iii) If there is no Net Cash Available after Debt Service for an applicable period or if the Net Cash Available after Debt Service is insufficient to pay such fee, then such fee shall accrue (without interest) until such time as Net Cash Available after Debt Service for a subsequent period is sufficient to pay such fee.

                  (iv) Seller shall not assign or otherwise transfer all or any part of its interest in the Seller Financing to any Person other than a Control Affiliate of Seller without the prior written consent of HNB, which consent shall not be unreasonably withheld, and provided that Seller shall be entitled to pledge its interest in the Seller Financing to secure any debt of Insignia.

         2.3      CLOSING

         Unless this Agreement is terminated in accordance with Section 9 hereof, the closing of the Contemplated Transactions (the "Closing") will take place at the Columbus, Ohio, offices of Porter, Wright, Morris & Arthur llp, counsel to Buyer, at 41 South High Street, Columbus, Ohio, at 10:00 a.m. (Eastern Standard Time) on January 31, 2002 (the "Closing Date"), provided that all of the conditions set forth in Sections 7 and 8 have been fulfilled or waived on or before such date, or (ii) at such other time and place as Buyer and Seller may agree. The parties contemplate that closing conditions may be satisfied and closing documents may be signed prior to the Closing Date and held in escrow by the respective counsel for the parties until receiving authorization from each of the parties on the Closing Date to release such documents and to complete the Closing, which will then become effective as of the Closing Time. Subject to the provisions of Section 9, failure to consummate the Contemplated Transactions on the date and time and at the place determined pursuant to this Section 2.3 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

         2.4      CLOSING OBLIGATIONS

         (a) At the Closing, Insignia and Seller will deliver to Buyer:

                  (i) certificates representing the Shares, duly endorsed (or accompanied by duly executed stock powers) for transfer to Buyer;

                  (ii) a certificate executed by each of IFG, ESG, and Seller certifying to Buyer that: (A) all of IFG's, ESG's, and Seller's representations and warranties in this Agreement (considered collectively) and each of IFG's, ESG's, and Seller's representations and warranties in this Agreement (considered individually) was accurate in all material respects as of the date of this Agreement and is accurate in all material respects as of the Closing Date as if made on the Closing Date (giving full effect to any Modification Notices); and
         (B) each of IFG, EFG, and Seller has performed its obligations under
         Section 5 hereof and that all conditions in Section 7 hereof have been satisfied (the "Seller's Closing Certificate").

The documents referenced in items (i) and (ii) of this Section 2.4(a) are collectively referred to as "Seller's Closing Documents."

         (b) At the Closing, Buyer will deliver to Seller:

                  (i) the Closing Amount;

                  (ii) a certificate executed by Buyer certifying to IFG, ESG, and Seller that: (A) all of Buyer's representations and warranties in this Agreement (considered collectively) and each of Buyer's representations and warranties in this Agreement (considered individually) was accurate in all material respects as of the date of this Agreement and is accurate in all material respects as of the Closing Date as if made on the Closing Date (giving full effect to any Modification Notices); and (B) Buyer has performed its obligations under Section 6 hereof and that all conditions in Section 8 hereof have been satisfied ("Buyer's Closing Certificate");

The documents referenced in item (ii) of this Section 2.4(b) are collectively referred to as "Buyer's Closing Documents."

         2.5 ADJUSTMENT TO THE PURCHASE PRICE; CLOSING DATE STATEMENT; CLOSING PAYABLES/LIABILITIES; CLOSING RECEIVABLES/CURRENT ASSETS

         (a) Seller will deliver to Buyer no later than five business days prior to the Closing Date materially accurate summary lists of all Closing Payables/Liabilities and Closing Receivables/Current Assets as of the Effective Time (as if such time were the Closing Time) (the "Preliminary Closing Date Statement"). The "Preliminary Adjustment Amount" (which may be a positive or negative number) will be equal to the amount of the Closing Receivables/Current Assets (as shown on the Preliminary Closing Date Statement) less the Closing Payables/Liabilities (as shown on the Preliminary Closing Date Statement). If the Preliminary Adjustment Amount is a positive number, the Purchase Price and the Closing Amount shall be increased by such amount, and if the Preliminary Adjustment Amount is a negative number, the Purchase Price and the Closing Amount shall be decreased by such amount.

         (b) Within 75 days after the Closing Date, Buyer shall prepare a draft statement detailing, as of the Closing Time, the Closing Receivables/Current Assets and the Closing Payables/Liabilities (the "Draft Closing Date Statement") and will provide promptly (in no event later than the seventy-fifth day after the Closing Date) a copy thereof to Seller and Insignia. Buyer will within five business days after the date of delivery of the Draft Closing Date Statement to Seller and Insignia make available to Seller and Insignia during normal business hours all financial records and documentation related to the analysis of the receivables and payables of the Realty One Companies and necessary or useful to determine the Closing Receivables/Current Assets and Closing Payables/Liabilities as of the Closing Time, and within 15 business days after the date of Buyer's delivery of the Draft Closing Date Statement, Seller and Insignia will complete a review of the financial information provided and prepare the final statement detailing, as of the Closing Time, the Closing Receivables/Current Assets and the Closing Payables/Liabilities (the "Final Closing Date Statement") and deliver a copy thereof to Buyer. If Buyer shall notify Seller and Insignia within 15 days after the receipt of the Final Closing Date Statement that Buyer disputes any matters with respect to such Final Closing Date Statement, then any such matters shall be treated as Disputed Matters and shall be resolved in the manner described in Section 2.6 below. The "Final Closing Adjustment Amount" (which may be a positive or negative number) will be, subject to final determination upon resolution of any Disputed Matters, equal to the amount of the Closing Receivables/Current Assets (as shown on the Final Closing Date Statement) less the Closing Payables/Liabilities (as shown on the Final Closing Date Statement); provided, however, that if there is any change (excluding depreciation) in the fixed assets (including software, if applicable) shown on the books of any of the Realty One Companies as of the Closing Time from those shown on the books of such company as of the Effective Time, a positive adjustment will be made to the Final Closing Adjustment Amount for any net increase in such fixed assets, and a negative adjustment will be made to the Final Closing Adjustment Amount for any net decrease in such fixed assets. If the Final Closing Adjustment Amount varies from the Preliminary Adjustment Amount, the Purchase Price shall be further adjusted and the Seller or Buyer, as the case may be, shall owe to the other the differential amount. If Seller owes an amount to Buyer as a result of any variance between the Final Closing Adjustment Amount and the Preliminary Adjustment Amount, Buyer shall first deduct the amount of the variance from the Holdback. If Seller owes to Buyer an amount in excess of the Holdback Amount, Seller shall pay such excess amount to Buyer within ten days after the final determination thereof. If Buyer owes an amount to Seller as a result of any variance between the Final Closing Adjustment Amount and the Preliminary Adjustment Amount, Buyer shall promptly pay such amount to Seller within ten days after the final determination thereof.

         (c) Seller shall bear the risk of uncollectibility of that portion of the Closing Receivables/Current Assets consisting of the accounts receivable of the Realty One Companies (the "Closing A/R's") and the Purchase Price shall be subject to subsequent adjustments in amounts equal to the uncollected amount of the Closing A/R's in accordance with the provisions of this subparagraph (c). Buyer agrees to collect the Closing A/R's, using commercially reasonable Best Efforts, and to pay the Closing Payables/Liabilities. Seller shall cooperate with Buyer in the collection of the Closing A/R's. Prior to any assignment by Buyer to Seller of any uncollected Closing A/R, each of Seller and Insignia shall promptly remit to Buyer any proceeds of any of the Closing A/R's received or otherwise realized after the Closing Date by Seller or Insignia. Buyer may for a bona fide business purpose settle or compromise any Closing A/R's on commercially reasonable terms, but only with the consent of Seller, which consent will not be unreasonably withheld, delayed, or conditioned. Any reduction in the amount of the Closing Receivables/Current Assets resulting from such settlement or compromise shall constitute a reduction in the Purchase Price for which Seller shall promptly pay Buyer. Buyer may, upon notice to Seller, for a bona fide business reason and after exerting its commercial Best Efforts, decline to pursue collection of any Closing A/R's, in which event, Buyer shall write-off such Closing A/R's and sell and assign, without recourse, any right, title, and interest in such Closing A/R's to Seller. At any time after June 30, 2002, Seller may request assignment of identified Closing A/Rs, and at Seller's request, Buyer shall write-off any Closing A/R's identified by Seller and sell and assign, without recourse, any right, title, and interest in such Closing A/R's to Seller. Buyer shall write-off and sell and assign to Seller any uncollected Closing A/R's remaining unpaid or otherwise not settled or compromised on December 31, 2002. The assignee Seller shall thereupon pay to Buyer, as an adjustment to the Purchase Price, the face amount of such assigned Closing A/R's. The assignee Seller may, using commercially reasonable methods, pursue collection of such assigned Closing A/R's and retain any proceeds thereof.

         (d) Buyer shall maintain detailed records of the collection, compromises, settlements and write-off of the Closing A/R's and shall provide monthly reports to Seller through June 2002 of such activities respecting the Closing A/R's. Thereafter, Seller shall provide quarterly reports for the calendar quarters ended September 30, 2002 and December 31, 2002.

         (e) The "Holdback Period" shall be the period from the Closing Date to and through the one hundred twentieth (120th) day after the Closing Date. On the first business day following the end of the Holdback Period, Buyer shall deliver to Seller or Insignia (as directed by Seller) by wire transfer of funds, to an account designated by Seller, the remaining amount of the Holdback Amount, if any.

         (f) Any amount not timely paid in accordance with the foregoing provisions of this Section 2.5 shall be subject to interest from the date on which such payment was required to be made, at an annual rate equal to the 30-day LIBOR plus 200 basis points, as such LIBOR is reported in The Wall Street Journal on the date such payment was required to be made.

         (g) Seller shall be entitled to receive and retain the entire economic benefit of the commission revenues (and related record retention fee revenues) of Realty One attributable to the Realty One Closing Real Estate Sales Contracts (including but not limited to such contracts listed on Exhibit 2.5(g) hereto) (collectively, for a specified period, the "ROCRESC Revenues") that are received at any time after the Effective Time and through the Closing Time. Buyer shall be entitled to receive and retain the entire economic benefit of the ROCRESC Revenues that are received at any time after the Closing Time; provided, however, that Buyer shall pay to Seller an amount equal to thirty-five percent (35%) of the total amount by which the ROCRESC Revenues that are closed at any time after the Effective Time and prior to April 1, 2002 (net of any referral or other similar fees paid or payable under or on account of any such Realty One Closing Real Estate Sales Contracts to any third party other than brokers/sales agents/sales associates of Realty One, Buyer, or any Control Affiliate of Buyer or any of the Realty One Companies, or any director, officer, employee, or agent of Realty One, Buyer, or any Control Affiliate of Buyer or any of the Realty One Companies) exceed $7,000,000. On or before April 15, 2002, Buyer shall (i) provide to Seller a detailed accounting of all ROCRESC Revenues attributable to all Realty One Closing Real Estate Sales Contracts closed prior to April 1, 2002, (ii) provide to Seller, upon request, a list of all Realty One Closing Real Estate Sales Contracts that did not close prior to April 1, 2002, showing the status or disposition of such contracts, and (iii) remit any amount payable to Seller pursuant to this Section 2.5(g) to an account designated by Seller. Buyer shall bear the liability for all commissions and obligations payable by Realty One to brokers/sales agents/sales associates or to any other Person pursuant to all Realty One Closing Real Estate Sales Contracts and any and all administrative costs and other expenses related to such contracts. Buyer agrees to use Best Efforts to take, and to cause the Realty One Companies to use Best Efforts to take, the actions within their respective control and influence to cause all of the Realty One Closing Real Estate Sales Contracts to close prior to April 1, 2002, subject to the fiduciary obligations of Buyer and the Realty One Companies to the parties to the Realty One Closing Real Estate Sales Contracts, and Buyer will take, and will cause the Realty One Companies to take, no action to delay the closing of any of the Realty One Closing Real Estate Sales Contracts other than action in the Ordinary Course of Business required by Legal Requirements or pursuant to the fiduciary obligations of Buyer and the Realty One Companies to the parties to the Realty One Closing Real Estate Sales Contracts. Any disputes between Seller and Buyer respecting the subject matter of this Section 2.5 shall be regarded as a Disputed Matter and shall be resolved in accordance with the provisions of Section 2.6 hereof.

         (h) Seller shall be entitled to receive and retain the entire economic benefit of the revenues generated by the collection of the Insignia Relocation Accounts Receivable

(determined as of the Effective Time as if such time were the Closing Time) to the extent such Insignia Relocation Accounts Receivable are collected by Insignia Relocation at any time after the Effective Time and through the Closing Time. Buyer shall be entitled to receive and retain the entire economic benefit of the revenues generated by the collection of the Insignia Relocation Accounts Receivable to the extent such Insignia Relocation Accounts Receivable are collected by Insignia Relocation at any time after the Closing Time; provided, however, that Buyer shall pay to Seller an amount equal to a percentage of the amount of such Insignia Relocation Accounts Receivable that are collected by Insignia Relocation at any time prior to January 31, 2004, such percentage to be equal to the amount of the Insignia Relocation Accounts Receivable divided by the amount outstanding on the Insignia Relocation Loan at the Closing Time (times 100% to convert to a percentage) (the "Insignia Relocation Accounts Receivable Percentage"). Buyer shall pay such amount to Seller on a monthly basis, on or before the fifteenth day of each month for revenues generated by the collection of such Insignia Relocation Accounts Receivable during the preceding month, through January 2003, and thereafter on a quarterly basis (for the three-month periods ending on the last days of April, July, October, and January), on or before the fifteenth day of the month following the end of each such three-month period. Buyer agrees to cause Insignia Relocation to attempt to collect all such Insignia Relocation Accounts Receivable promptly, using commercially reasonable Best Efforts. Buyer shall maintain detailed records of the collection of the Insignia Relocation Accounts Receivable and shall provide to Seller monthly or quarterly reports, as applicable, of such activities at the times when payments are due under this Section 2.5(h). If Buyer desires to cease collecting the Insignia Relocation Accounts Receivables at any time after January 31, 2004, Buyer shall transfer any remaining Insignia Relocation Accounts Receivable to Seller and Seller shall thereafter attempt to collect such Insignia Relocation Accounts Receivable and shall be entitled to receive and retain the entire economic benefit of the revenues generated by the collection of such Insignia Relocation Accounts Receivable; provided, however, that Seller shall pay to Buyer a percentage of the amount of such Insignia Relocation Accounts Receivable that are collected by Seller at any time thereafter, such percentage to be equal to 100% less the Insignia Relocation Accounts Receivable Percentage.

         (i) Examples showing the effects of the provisions of Sections 2.2(a),
(b), (c), and (d), and 2.5(a), (b), (c), (g), and (h), and 2.7(d) under certain circumstances are set forth on Exhibit 2.5(i) hereto.

         2.6      DISPUTED MATTERS; DISPUTE RESOLUTION

         Any disputed matters that are, pursuant to this Agreement, made subject to this Section 2.6 shall be "Disputed Matters." Disputed Matters shall be submitted to arbitration in Chicago, Illinois, within 30 days after the notice from either party to the other of a Disputed Matter unless the parties agree in writing to extend such 30-day period in an attempt to negotiate a settlement of such Disputed Matters. The Arbitrator ("Arbitrator") shall be any one of the nationally recognized independent accounting firms (or any member or employee of such a firm who is a certified public accountant designated by such firm) which is on the date hereof among the ten largest such firms and is other than any firm then employed by any of Insignia, Seller, or Buyer mutually agreed to by Seller and Buyer. If Seller and Buyer shall have failed to agree upon the selection of the Arbitrator or any such Arbitrator selected by them shall not have agreed to perform such services, the Arbitrator shall thereupon be selected in accordance with the rules of the American Arbitration Association ("AAA"), with preference being given to any nationally recognized accounting firm (or CPA member or employee thereof) other than any firm then employed by any of Insignia, Seller, or Buyer. The Arbitrator shall consider only the Disputed Matters and the arbitration shall be conducted in accordance with the rules of the AAA then in effect. The Arbitrator shall act promptly to resolve all Disputed Matters and its decision with respect to all Disputed Matters shall be final and binding upon the parties hereto and shall not be appealable to any court. The costs and expenses of the Arbitrator and reasonable costs and expenses of all parties to such arbitration, including professional fees, shall be borne by the party or parties determined by the Arbitrator, who shall, in making such determination, take account of the relative merits of the positions contended by the parties and the good faith efforts of the parties in attempting to settle the matter without resort to arbitration, but the Arbitrator shall not take into consideration the relative ability of the parties to pay such fees, costs, and expenses. In the event that the Arbitrator's decision requires payment by one party or the other, such party shall make the required payment owing to the other of them within ten days after the Arbitrator's final decision in accordance with the decision of the Arbitrator.

         2.7 PAYMENT OF CERTAIN OBLIGATIONS; REIMBURSEMENT FOR JANUARY 2002
LOSSES

         (a) Pre-Closing Liabilities. Prior to the Closing Time, Seller shall cause the Realty One Companies to pay their respective Accounts Payables and the obligations and liabilities of the Realty One Companies of which Seller or Insignia has Knowledge as such Accounts Payable, obligations and liabilities become due.

         (b) Bonus Payments for 2001. Buyer shall cause the applicable Realty One Companies to pay "year end" bonuses to officers, employees, and sales agents/sales associates of the Realty One Companies attributable to such individuals' performance during 2001 in an aggregate amount equal to the amount accrued for Accrued Incentives on the Closing Date Statement. Buyer shall deliver such payments to the designated individuals no later than March 11, 2002. Buyer shall make the bonus payments in the amounts and to the individuals designated by Seller pursuant to a written 2001 Bonus Allocations Notice, which Seller shall deliver to Buyer no later than March 1, 2001. Seller shall consult with the Chief Executive Officer of Buyer prior to the completion of Seller's 2001 Bonus Allocations Notice and Seller shall consider in good faith the suggestions of Buyer's Chief Executive Officer.

         (c) Change of Control Payments. Seller shall pay the Change of Control Payments as they become due.

         (d) Reimbursement for January 2002 Losses. The parties desire to make the Closing of the Contemplated Transactions effective as of the Effective Time for economic purposes, such that Buyer will have the risk of profit or loss for the businesses of the Realty One Companies for the period commencing as of the Effective Time. The parties project that the Realty One Companies will operate at a loss in the approximate amount of $1,000,000, in the aggregate, for the month of January 2002. Accordingly, Buyer shall pay to Seller at the Closing, the sum of $1,000,000 in order to reimburse Seller for the projected amount of such loss and, upon a final determination of the actual amount of such loss for January 2002, if the actual loss is greater than $1,050,000, then Buyer shall pay to Seller one-half of the amount by which such actual loss exceeds $1,000,000, and, conversely, if the actual loss is less than $950,000, then Seller shall pay to Buyer one-half of the amount by which such actual loss is less than $1,000,000; provided, however, that, neither party shall be required to pay more than $100,000 to the other party on account of any such difference. The amount of the actual loss (or profit) for January 2002 shall be determined by consistently applying, in connection with preparation of an operating statement and EBITDA calculation for the Realty One Companies for January 2002, the same accounting practices and policies used by the Realty One Companies since December 2000. Within 75 days after the Closing Date, Buyer shall prepare a draft operating/EBITDA statement for January 2002 detailing the loss (or profit) of the Realty One Companies for such month (the "Draft January 2002 P&L Statement") and will provide promptly (in no event later than the seventy-fifth day after the Closing Date) a copy thereof to Seller and Insignia. Buyer will within five business days after the date of delivery of the Draft January 2002 P&L Statement to Seller and Insignia make available to Seller and Insignia during normal business hours all financial records and documentation necessary or useful to determine the amount of the loss or profit of the Realty One Companies for January 2002 and, within 15 business days after the date of Buyer's delivery of the Draft January 2002 P&L Statement, Seller and Insignia will complete a review of the financial information provided and prepare the final statement detailing, the actual loss or profit of the Realty One Companies for January 2002 (the "Final January 2002 P&L Statement") and deliver a copy thereof to Buyer. If Buyer shall notify Seller and Insignia within 15 days after the receipt of the Final January 2002 P&L Statement that Buyer disputes any matters with respect to such Final January 2002 P&L Statement, then any such matters shall be treated as Disputed Matters and shall be resolved in the manner described in Section 2.6 above.

         2.8      NON-SOLICITATION

         (a) As an inducement for Buyer to enter into this Agreement and as additional consideration for the consideration to be paid to Seller hereunder, Insignia and Seller agree that:

                  (i) For a period of five years after the Closing Date, none of Insignia, Seller, nor any Control Affiliate of Seller will, directly or indirectly, either for itself or any other Person, (A) induce or attempt to induce any Person who was an employee, independent contractor, sales agent, sales associate or broker of any of the Realty One Companies, Insignia Title, Buyer, or any currently existing Control Affiliate of Buyer, as of December 1, 2001, or at any time thereafter until the fifth anniversary of the Closing Date, to leave such employment or relationship, (B) in any way interfere with the relationship between any of the Realty One Companies, Insignia Title, Buyer, or any currently Existing Control Affiliate of Buyer, and any Person employed by any of the Realty One Companies, Insignia Title, Buyer, or any currently existing Control Affiliate of Buyer, as of December 1, 2001, or at any time thereafter until the fifth anniversary of the Closing Date, or (C) employ, or otherwise engage as an employee, independent contractor, sales agent, sales associate, broker, or otherwise, any Person employed by any of the Realty One Companies, Insignia Title, Buyer, or any currently existing Control Affiliate of Buyer as of December 1, 2001, or at any time thereafter until the fifth anniversary of the Closing Date, provided, however, that Insignia, Seller and any Control Affiliate of Seller may, without violating this
         Section 2.8, employ or otherwise engage as an employee, independent contractor, sales agent, sales associate, broker or otherwise, any such Person whose employment with a Realty One Company, Buyer or a Control Affiliate of Buyer has been terminated (1) at any time after the termination of employment (i) if such Person's employment with a Realty One Company, Buyer or a Control Affiliate of Buyer is involuntarily terminated or
         (ii) if such Person's employment with a Realty One Company, Buyer or a Control Affiliate of Buyer is voluntarily terminated and such Person has relocated outside the State of Ohio, and (2) at any time later than six months after the termination of such Person's employment if such Person's employment with a Realty One Company, Buyer or any Control Affiliate of Buyer is voluntarily terminated and such Person remains located in the State of Ohio.

                  (ii) At any time after the Closing Date, none of Insignia, Seller, nor any Control Affiliate of Seller will, directly or indirectly, either for itself or any other Person, disclose or use for its own benefit or for the benefit of any other Person any Trade Secrets or any Intellectual Property Assets of the Realty One Companies, to the extent it has Knowledge of the Realty One Companies' interest in such Trade Secrets or Intellectual Property Assets, other than as expressly authorized by Realty One or Buyer in writing on or after the Closing Date.

                  (iii) At any time after the Closing Date, neither Insignia, Seller, nor any Control Affiliate of Seller will, directly or indirectly, ever use the name, trade name, trademark, or symbol "Realty One", "Realty 1", or any derivative thereof in connection with any Residential Real Estate Services, other than as expressly authorized by Realty One or Buyer in writing after the Closing Date.

                  (iv) Insignia and Seller acknowledge that any violation of any of the restrictive covenants contained in this Section 2.8 will cause continuing and irreparable harm to Buyer for which monetary damages would not be adequate compensation. Insignia and Seller, therefore, agree that, if either of them or any Control Affiliate of Seller violates or threatens to violate any of these restrictive covenants, Buyer shall be entitled, in addition to any other legal or equitable remedies available to it, to entry of an injunction, temporary and permanent, enjoining such breach and securing specific performance of this Agreement.

         (b) If any term of this Section 2.8 is held to be unreasonable, arbitrary, against public policy, or otherwise unenforceable, such term will be considered divisible with respect to scope, time, and geographic area, and in such lesser scope, time, and geographic area as may be determined to be reasonable and enforceable in the circumstances of the Contemplated Transactions, will be effective, binding, and enforceable against Seller pursuant to applicable Ohio law.

         (c) The restrictions of Section 2.8(a) shall not apply to any actions taken by any Person at any time prior to becoming a Control Affiliate of Seller.

         2.9      TAX RETURNS

         (a) Seller (or Insignia, as appropriate) shall, at its expense, file or cause to be filed all federal, state, local, and foreign Tax Returns which are required to be filed by, or with respect to, each of the Realty One Companies for all periods prior to and ending with the Effective Time and shall timely pay all Taxes required to be paid in accordance with such Tax Returns. (As a result, no liability for Taxes shall be included as Closing Payables/Liabilities for purposes of the Preliminary Closing Date Statement, the Draft Closing Date Statement or the Closing Date Statement. Without in any way limiting the generality of the immediately preceding sentence, and in addition thereto, Seller (or Insignia, as appropriate) shall pay any and all Tax liabilities imposed on any of the Realty One Companies under Section 1374 of the IRC as a result of the consummation of this Agreement and the Contemplated Transactions. Buyer and the Realty One Companies shall provide Seller and Insignia with access, at all reasonable times following the Closing Time, to any and all records and other information in the possession of Buyer or any of the Realty One Companies that may be necessary to enable Seller or Insignia to prepare and file all such Tax Returns and Seller and Insignia shall be entitled to make photocopies, at their sole cost, of any such records and information. In addition, Buyer and the Realty One Companies shall cooperate with Seller and Insignia as may be necessary to assist Seller or Insignia to prepare and file such Tax Returns; provided that, to the extent that such cooperation will require more than ten man-hours hours on the part of any employees of Buyer or any of the Realty One Companies, in the aggregate, Seller or Insignia shall reimburse Buyer or the Realty One Companies for the cost of such work, at a rate that will cover the full cost of such employees' time.

         (b) Buyer shall file or cause to be filed such Tax Returns for each of the Realty One Companies for the period after the Effective Time other than in respect of Taxes arising out of this transaction.

         (c) If any state or local Tax Return is required to be filed on behalf of any of the Realty One Companies and such Tax Return is required to include periods ending both on and after the Effective Time, Seller (or Insignia, as appropriate) and Buyer shall each pay a pro rata portion of the liability shown on such Tax Return based on the relative income earned during the two respective periods.

         (d) Seller (or Insignia, as appropriate) agrees that, at the option of Buyer, it will fully cooperate in accordance with all reasonable directions provided by Buyer in the making and filing of the election described in Section 338(h)(10) of the IRC with respect to any one or more of the Realty One Companies as designated by Buyer, thereby enabling Buyer to treat the purchase of the Realty One Companies (or any one or more of them) as asset purchases for certain Tax and accounting purposes; provided, however, that Buyer agrees that it will not make the election described in Section 338(h)(10) of the IRC with respect to any Realty One Company unless Seller makes an election for tax purposes, or takes some other action with respect to the tax basis of any of the assets of any of the Realty One Companies, that causes the aggregate basis of the assets of such corporation for federal income tax purposes on the Closing Date to be less than the portion of the Purchase Price allocated to such Realty One Company. In furtherance thereof, Buyer shall prepare, execute and timely file, and Seller (or Insignia, as appropriate) shall cooperate with Buyer in connection therewith, with respect to each of the Realty One Companies designated by Buyer, IRS Form 8023 (or such other forms as may be necessary to make the election described in Section 338(h)(10) of the IRC) and all schedules thereto in accordance with the instructions to such forms. Any information on such forms allocating the purchase price to separately identifiable assets and categories thereof shall be consistent with the method of purchase price/asset allocation set forth on Exhibit 2.9 hereof. Upon the making of the Section 338(h)(10) election, Insignia and Seller covenant and agree that, with respect to the preparation and filing of any federal, state, local, or foreign income Tax Return, Seller (or Insignia, as appropriate) shall prepare and file all such Tax Returns on a basis consistent with the principles illustrated in Treasury Regulations ss. 1.338(h)(10)-1 and the information contained in Exhibit 2.9. Insignia and Seller covenant and agree that, except as set out on Exhibit 2.9, none of the Realty One Companies will incur any Tax liability under Section 1374 of the IRC as a result of the consummation of the Contemplated Transactions. Seller (or Insignia, as appropriate) will provide to Buyer, in form and medium satisfactory to Buyer, all information necessary for the preparation of Tax Returns for which Buyer will be responsible. Seller (or Insignia, as appropriate) and Buyer will, no later than 15 days prior to the due date for the filing of a Tax Return, subject to extensions permitted by Legal Requirements required by this Section
2.9 to be filed by Seller, Insignia, or Buyer respecting any of the Realty One Companies, provide a copy to Insignia, Seller, or Buyer, as applicable, of the proposed completed form of Tax Return.

         (e) Prior to and after the Closing Date, Buyer, the Realty One Companies, Seller, and Insignia shall cooperate (and make available knowledgeable employees) in the preparation of all Tax Returns relating in whole or in part to Taxable periods ending on or before or including the Effective Time that are required to be filed after such date. Such cooperation shall include, but not be limited to, furnishing prior years' Tax Returns or return preparation packages illustrating previous reporting practices or containing historical information relevant to the preparation of such Tax Returns, and furnishing such other information within such parties' possession requested by the party filing such Tax Returns as is relevant to their preparation. In the case of any state, local or foreign joint, consolidated, combined, unitary or group relief system Tax Returns, such cooperation shall also relate to any other Taxable periods in which one party could reasonably require the assistance of the other party in obtaining any necessary information.

         (f) Without the prior written Consent of Buyer, which Consent shall not be unreasonably withheld, neither Insignia, Seller, nor any of the Realty One Companies shall, to the extent it may affect or relate to the Realty One Companies, make or change any Tax election, change any annual Tax accounting period, adopt or change any method of Tax accounting, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment, surrender any right to claim a Tax refund, consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment or take or omit to take any other action, if any such action or omission would have the effect of increasing the Tax liability or reducing any Tax asset of any of the Realty One Companies or Buyer.

         (g) Without the prior written Consent of Insignia, which Consent shall not be unreasonably withheld, neither Buyer nor any of the Realty One Companies shall, to the extent it may affect or relate to the Realty One Companies, make or change any Tax election, change any annual Tax accounting period, adopt or change any method of Tax accounting, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment, surrender any right to claim a Tax refund, consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment or take or omit to take any other action, if any such action or omission would have the effect of increasing the Tax liability of Insignia or Seller.

         (h) Seller (or Insignia, as appropriate) shall be liable for any state or local sales, use, or other transfer Taxes imposed as a result of the consummation of the Contemplated Transactions.

         (i) The Purchase Price shall be allocated and reported for income Tax purposes by the parties as set forth on Exhibit 2.9.

         2.10     CONTINUING ACCOUNTING SERVICES

         Buyer agrees to cause the Realty One Companies to continue to provide to Douglas Elliman, Inc. and Insignia Residential Group, Inc., Subsidiaries of ESG (the "ESG Subsidiaries"), on an interim basis, for a period of up to 18 months following the Closing Date, the accounting services it has provided to the ESG Subsidiaries prior to the date hereof, for a payment of $29,000 per month for the first nine months, $31,900 per month for the next three months, and $34,800 per month for the final six months of such period; provided, however, that Seller shall use commercially reasonable Best Efforts to obtain replacement accounting services for such ESG Subsidiaries, and that, upon Seller's giving 30 days' written notice to Buyer of Seller's having obtained such replacement services, the Realty One Companies shall no longer be required to provide such accounting services to the ESG Subsidiaries and Seller shall no longer be required to pay the amounts provided in this Section 2.10 for such services.

         2.11     TRADE NAMES

         (a) Seller and Insignia acknowledge that, as a result of the Contemplated Transactions, the interests of the Realty One Companies (or any of them) in all trade names associated as of the Closing Date with the business of the Realty One Companies (other than "Insignia" or any derivative thereof), including without limitation the trade names set forth on Exhibit 2.11(a) hereto, to the extent any of the Realty One Companies has an interest in such trade names associated with its business, will be retained by the applicable Realty One Company. Each of Seller and Insignia agrees that, following the Closing Date, it shall not use or consent to the use by any other Person of the trade names associated with the business of the Realty One Companies as of the Closing Date, to the extent it has Knowledge of the interest of the Realty One Companies in such trade names, including those specifically listed in this
Section 2.11.

         (b) None of the Realty One Companies, HER, or any Control Affiliate of any of them shall, after the Closing Date, have any interest in or any right to use the name "Insignia" or any derivative thereof other than the transitional use specifically agreed upon in subsection (c) of this Section 2.11. Insignia Relocation shall assign to Insignia, effective immediately prior to the Closing Time, any and all right it may have to use the name "Insignia" or any derivative thereof.

         (c) Buyer agrees not to use and to take all steps necessary to cause the Realty One Companies and all other Control Affiliates of Buyer not to use, from and after the Closing Date, the name "Insignia" or any derivative thereof in connection with any business or business activity. Without limiting the foregoing, (i) Buyer shall prepare and shall file with the Secretary of State of Ohio, within five business days after the Closing Date, all documents necessary to change the name of Insignia Relocation to a name not containing the word "Insignia" or any derivative thereof and shall, within 15 business days after the Closing Date, take, or cause to be taken, all other action necessary to change the name of Insignia Relocation with all licensing agencies and on all other public records of which Buyer has Knowledge and will, in the Ordinary Course of Business or as required by applicable Legal Requirements, notify all third parties doing business with Insignia Relocation of its name change, and
(ii) within 30 days after the

Closing Date, Buyer shall cause the Realty One Companies to remove all references to "Insignia" in advertising material and any Web sites of any of the Realty One Companies. Buyer acknowledges that Insignia will, as of the Closing Date or as soon as practicable thereafter, remove references to the Realty One Companies from its Web site and terminate any links between its Web site and the Web sites of any of the Realty One Companies.

         (d) Buyer acknowledges that Insignia will, effective as of the Closing Date, terminate the License Agreement, dated as of September 1, 1999, between Insignia and Insignia Title, thus terminating all right of Insignia Title to use the name "Insignia" and all derivatives thereof.

         2.12     CONTINUING LIABILITIES

         The Realty One Companies shall retain the liability and responsibility for the payment and performance of the Continuing Liabilities after the Closing Time.

         2.13     CERTAIN EMPLOYMENT MATTERS

         Buyer shall cause Buyer and the Realty One Companies to provide to Post-Closing Time Realty One Employees such employee benefit plans as are generally comparable to their current standard benefits, or such benefit plans as are generally comparable to those provided to persons employed by Buyer, subject to the right to add to, modify, or change such policies as determined by Buyer from time to time. Nothing in this Section 2.13 shall create any rights for any employees of the Realty One Companies, Buyer, or any Related Person thereof, and no employees of the Realty One Companies shall be entitled to rely upon this Agreement for any purpose whatsoever. Seller shall have no obligation prior to the Closing Date to cause the Realty One Companies to terminate any Plans.

         2.14     RE/MAX ORDERS

         Buyer agrees, for itself and its Control Affiliates, to comply with the Order concerning the business practices of the Realty One Companies issued in connection with the Re/Max Litigation and attached hereto as Exhibit 2.14 (the "Re/Max Orders"). Seller shall not, after the date hereof, voluntarily consent or agree to any Order or voluntarily enter into a settlement affecting the future conduct of the business of any of the Realty One Companies in connection with the settlement or conclusion of the Re/Max Litigation, without the prior written consent of Buyer. Buyer agrees, for itself and its Control Affiliates, to comply with any Order concerning the business practices of the Realty One Companies issued in connection with the Re/Max Litigation after the Closing Time in accordance with the preceding sentence.

         2.15     SUBSEQUENT SALES OF THE REALTY ONE COMPANIES

         If, prior to the first anniversary of the Closing Date, Buyer or a Control Affiliate of Buyer enters into a binding agreement pursuant to which, prior to April 30, 2003, in a single transaction or a series of transactions, whether related or not, (i) Buyer sells all or substantially all of the assets of the Realty One Companies to any Person other than a Control Affiliate of Buyer, (ii) Buyer sells all of the capital stock of the Realty One Companies (or all of the capital stock of a Subsidiary of Buyer which owns all of the capital stock of the Realty One Companies) to any Person other than a Control Affiliate of Buyer, or (iii) Buyer causes the Realty One Companies to be acquired by any Person other than a Control Affiliate of Buyer by a merger or other business consolidation, then, upon the consummation of such transaction or transactions a "Subsequent Sale Transaction"), Buyer shall pay to Seller an amount equal to twenty-five percent (25%) of the amount, if any, by which the gross proceeds of such Subsequent Sale Transaction actually received by Buyer exceeds the Purchase Price herein. Such amount shall be payable at such time as such gross proceeds are received by Buyer, and shall be paid on a pro rata basis if Buyer is to receive such proceeds in more than one installment, and shall be paid in consideration other than cash to the same extent that Buyer receives such non-cash consideration. If a Subsequent Sale Transaction occurs as a part of (1) a sale of the capital stock of Buyer or any Control Affiliate of Buyer,
(2) a sale of assets of Buyer or a Control Affiliate of Buyer in addition to all or substantially all of the assets of the Realty One Companies, or (3) a merger or other business consolidation involving Buyer or any Control Affiliate of Buyer, then Buyer shall pay to Seller an amount equal to twenty-five percent
(25)% of the amount, if any, by which a prorated portion of the gross proceeds of such Subsequent Sale Transaction actually received by Buyer exceeds the Purchase Price herein, with such gross proceeds to be prorated on the basis of the gross revenues generated by the Realty One Companies during the twelve full months immediately preceding the closing of the Subsequent Sale Transaction in relation to the gross revenues generated by the other entities, business units, or assets sold or merged in such combined transaction during the same twelve-month period. Such amount shall be payable at such time as such gross proceeds are received by Buyer, and shall be paid on a pro rata basis if Buyer is to receive such proceeds in more than one installment, and shall be paid in consideration other than cash to the same extent that Buyer receives such non-cash consideration.

         2.16     POWERCHOOSER, VPA AND CARS LICENSES

         (a) At the Closing, Seller will execute a license of PowerChooser in favor of Buyer, in the form attached as Exhibit 2.16(a) hereto (the "PowerChooser License Agreement").

         (b) At the Closing Time, Buyer will cause Realty One to grant and, conditioned on the occurrence of the Closing, effective as of the Closing Time, Realty One hereby grants to Seller, a non-exclusive, non-transferable, perpetual, irrevocable right to use both CARS and VPA ("CARS/VPA") only in the United States (the "CARS/VPA License"). The CARS/VPA License does not include rights to corrections, bug fixes, modifications, conversions, enhancements, updates, new versions or derivative works created by Realty One ("Buyer New Developments"), and all Buyer New Developments shall remain the property of Realty One with no obligation to transfer any interest in such Buyer New Developments to Seller. The CARS/VPA License includes the right of Seller to make modifications, conversions, enhancements, updates, new versions or derivative works ("Seller New Developments"), and all Seller New Developments shall remain the property of Seller with no obligation to transfer any interest in such Seller New Developments to Realty One. In addition, the CARS/VPA License includes Seller's right to sub-license CARS/VPA to either or both of Insignia Douglas Elliman, Inc. and Insignia Residential Group, Inc., Subsidiaries of IFG ("Insignia Sublicensees"). In the event of a change of control of either or both of the Insignia Sublicensees or IFG, use of CARS/VPA by the applicable Insignia Sublicensee and any new owner of such Insignia Sublicensee shall be restricted to use in connection with real estate transactions relating to real estate located in New York, New Jersey and Connecticut (the "Tri-State Area"). Seller shall not use CARS/VPA for any unlawful purpose or in any unlawful manner.

                  (i) At the Closing, Realty One shall provide a copy of components of CARS/VPA that can be copied to a disk, tape or other physical medium to Buyer. Seller may make one additional archival copy for use as a backup and may make additional copies required in connection with the limited sublicenses described above. Realty One shall have no further obligation in respect of the CARS/VPA License. Seller acknowledges that it has had an opportunity to inspect CARS/VPA, and the copy to be provided at the Closing, and is not relying on any representation by Realty One in respect thereof. Seller shall accept delivery of the copy of CARS/VPA on an AS IS/WHERE IS basis.

                  (ii) Seller shall have no right to physical or internet access to Buyer's operations related to the use and operation of CARS/VPA.

                  (iii) Seller will be responsible, without further cooperation from Buyer, for obtaining any third party licenses, software, equipment, and personnel necessary for the use and operation of CARS/VPA.

                  (iv) The CARS/VPA License is a license and not a sale. Seller shall have no interest in CARS/VPA other than the interest of a licensee under the CARS/VPA License.

                  (v) Buyer shall cause Realty One to execute this Agreement on a separate execution page at the Closing hereunder only for the purpose of signifying Realty One's agreement to this Section 2.16.

         2.17     ASSUMPTION OR REPLACEMENT OF CERTAIN EXISTING DEBT

         At the Closing, (i) Buyer shall obtain National City Bank's consent to the Contemplated Transactions in order that the Insignia Relocation Loan may be continued, or Buyer shall replace such Insignia Relocation Loan; and (ii) Buyer shall obtain KeyBank's consent to the Contemplated Transactions in order that the current line of credit in favor of First Ohio Mortgage from KeyBank may be continued, or Buyer shall replace such line of credit. Buyer shall, subject to
Section 6.4 hereof, provide written notice to Seller no later than January 15, 2002, if Buyer intends to continue the Insignia Relocation Loan, and written notice to Seller no later than five business days prior to the Closing Date if Buyer intends to continue the line of credit in favor of First Ohio Mortgage from KeyBank.

3.       REPRESENTATIONS AND WARRANTIES OF SELLER AND INSIGNIA

         Seller and Insignia jointly and severally represent and warrant to Buyer as follows:

         3.1      ORGANIZATION AND GOOD STANDING

         (a) Exhibit 3.1(a) hereto contains a complete and accurate list for each of the Realty One Companies of its name, its jurisdiction of organization, other jurisdictions in which it is authorized to do business, and its capitalization (including the number of authorized equity securities, the number of equity securities issued and outstanding, the identity of each equity security holder and the number of Realty One-Shares, First Ohio Escrow Shares, First Ohio Mortgage Shares, and Insignia Relocation Shares). Each of Realty One, First Ohio Escrow, First Ohio Mortgage and Insignia Relocation are corporations duly organized, validly existing, and in good standing under the laws of their jurisdiction of incorporation. Each Realty One Company has full power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Applicable Contracts. Each of the Realty One Companies is duly qualified to do business as a foreign entity and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification. To the Knowledge of Insignia and Seller: (i)
Exhibit 3.1(a) hereto contains a complete and accurate list for Insignia Title, of its name, its jurisdiction of organization, other jurisdictions in which it is authorized to do business, and its capitalization (including the number of authorized equity securities, the number of equity securities issued and outstanding, the identity of each equity security holder and the number of Insignia Title Member Interests held by each holder), (ii) Insignia Title is a limited liability company, duly organized, validly existing and in full force and effect under the laws of its jurisdiction of formation, (iii) Insignia Title has full power and authority to conduct its business as it is now being conducted, and to own or use the properties and assets that it purports to own or use, and (iv) Insignia Title is duly qualified to do business as a foreign entity and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

         (b) Seller and Insignia have delivered to Buyer copies of the Organizational Documents of each of the Realty One Companies and Insignia Title, certified by the applicable Secretary of State in respect of documents filed with the Secretary of State and by the Secretary (or an Assistant Secretary) of the applicable company in respect of all other Organizational Documents, in each case as in effect on the date of such certification.

         3.2      AUTHORITY; NO CONFLICT

         (a) This Agreement constitutes the legal, valid, and binding obligation of Seller and Insignia , enforceable against Seller and Insignia in accordance with its terms. Except as set forth in Exhibit 3.2(a) hereto, each of Seller and Insignia has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the Closing Documents to which it is a party and to perform its respective obligations under this Agreement and the Seller's Closing Documents to which it is a party.

         (b) Except as set forth in Exhibit 3.2(b)-1 hereto, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions by Seller and Insignia will, directly or indirectly (with or without notice or lapse of time):

                  (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of any of the Realty One Companies or (B) any resolution adopted by the board of directors or the stockholders of any of the Realty One Companies;

                  (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which any of the Realty One Companies or any of the assets owned or used by any of the Realty One Companies, may be subject, and to the extent that any Legal Requirement or Order to which they or their assets may be subject would affect the business or assets of the Realty One Companies, any Legal Requirement or Order to which Seller or Insignia, or any of the assets owned or used by Seller or Insignia, may be subject;

                  (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by any of the Realty One Companies or that otherwise relates to the business of, or any of the assets owned or used by, any of the Realty One Companies;

                  (iv) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract or any Contract (including without limitation any loan documents) to which any of the Realty One Companies or any Seller is a party and which would have a Material Adverse Effect; or

                  (v) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by any of the Realty One Companies, except Permitted Encumbrances.

Except as set forth Exhibit 3.2(b)-2 hereof, neither Seller, Insignia nor any of the Realty One Companies is or will be required to give any notice to or obtain any Consent from any Person, including without limitation, any owner, lender or mortgage or other lien holder in connection with the execution, delivery, or performance of this Agreement or the consummation or performance of any of the Contemplated Transactions and which would have a Material Adverse Effect if such Consent was not obtained. For purposes of this Section 3.2, the parties agree that the absence of consents respecting any of the real property leases listed in Exhibit 3.6 or leases for office equipment presently used in the Ordinary Course operation of the Realty One Companies or any of the Continuing Ordinary Course Applicable Contracts, copies of all of which have been made available to Buyer, shall be deemed not to have a Material Adverse Effect.

         3.3      CAPITALIZATION

         Exhibit 3.1(a) hereto contains a complete and accurate list showing, for each of the Realty One Companies, and, to the Knowledge of Insignia and Seller, for Insignia Title, with respect to the authorized equity securities of each, the number of equity securities authorized, the number of equity securities issued and outstanding, and the holders of record. Seller is and will be on the Closing Date the record and beneficial owner and holder of all of the capital stock of Realty One, First Ohio Escrow, First Ohio Mortgage and Insignia Relocation, and on the Closing

Date the capital stock of each of Realty One, First Ohio Escrow, First Ohio Mortgage and Insignia Relocation will be free and clear of all Encumbrances. Realty One is and will be on the Closing Date the record and beneficial holder of 49.9% of the Insignia Title Member Interests, and on the Closing Date the Insignia Title Member Interests will be free and clear of all Encumbrances. As of the Closing Date, no legend or other reference to any purported Encumbrance will appear upon any certificate representing equity securities of any Realty One Company or the Insignia Title Member Interests or if such legend appears, Seller and Insignia will represent and warrant that such legends are no longer applicable. The stock certificates or other instruments listed on Exhibit 3.1(a) represent all of the outstanding equity securities of any Realty One Company, and to the Knowledge of Insignia and Seller, the Insignia Title Member Interests. Except as set forth on Exhibit 3.1(a), all of the outstanding equity securities of each Realty One Company, and to the Knowledge of Insignia and Seller, the Insignia Title Member Interests, have been duly authorized and validly issued and are fully paid and nonassessable. As of the Closing Date, there will be no Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of the Realty One Companies (other than as contemplated herein), and to the Knowledge of Insignia and Seller, no such Contracts in respect of Insignia Title. No Person holds or is entitled to receive any stock option, warrant or other right to purchase equity securities of any of the Realty One Companies, or to the Knowledge of Insignia and Seller, the equity securities of Insignia Realty One other than Realty One's option to purchase additional member interests in Insignia Title under certain condition, and none of the Realty One Companies, or to the Knowledge of Insignia and Seller, Insignia Title, has issued any security or instrument convertible into equity securities. Except as set forth on Exhibit 3.1(a), to the Knowledge of Seller and Insignia, none of the outstanding equity securities or other securities of the Realty One Companies or Insignia Title was issued in violation of the Securities Act or any other Legal Requirement. Except as set forth on
Exhibit 3.1(a), the Realty One Companies do not, and to the Knowledge of Insignia and Seller, Insignia Title does not, own, or have any Contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business.

         3.4      FINANCIAL STATEMENTS

         Seller has delivered to Buyer: an unaudited balance sheet of the Realty One Companies as of December 31, 2000 (the "2000 Balance Sheets") and the related statements of income, changes in stockholders' equity, and cash flow for the fiscal year then ended (together with the 2000 Balance Sheets, the "2000 Financial Statements") and an interim balance sheet of each of the Realty One Companies as of September 30, 2001 (the "Interim 2001 Balance Sheets") and the related statements of income, changes in stockholders' equity, and cash flow for the fiscal year then ended (together with the Interim 2001 Balance Sheets, the "Interim 2001 Financial Statements"). The 2000 Financial Statements and the 2001 Interim Financial Statements fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of each of the Realty One Companies as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, in accordance with the same accounting principles consistently applied by the Realty One Companies, subject, in the case of the 2001 Interim Financial Statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, have a Material Adverse Effect). To the Knowledge of Seller and Insignia, the financial statements referred to in this
Section 3.4 reflect the consistent application of such accounting principles throughout the periods involved.

         3.5      BOOKS AND RECORDS

         The books of account, minute books, stock record books, and other records of each of the Realty One Companies, all of which have been made available to Buyer, are substantially complete in all material respects. At the Closing, all of those books and records of each of the Realty One Companies will be in the possession of the applicable Realty One Company. Notwithstanding the foregoing, the documents and communications between and among Insignia, Seller, any Seller Control Affiliates and/or the Realty One Companies and/or Representatives of any of them concerning the Contemplated Transactions shall be excluded from the assets of the Realty One Companies and assigned to Seller and/or Insignia and shall not be in the possession of the Realty One Companies as of the Closing Date.

         3.6      TITLE TO PROPERTIES; ENCUMBRANCES

         None of the Realty One Companies owns any fee simple interest in real estate or any options to acquire such interests, except fee simple title to real estate held from time to time by Insignia Relocation in the Ordinary Course of Business. Exhibit 3.6 hereof contains a complete Schedule of all real property leaseholds held by the Realty One Companies, including the property, the address, and, with respect to the lease agreement applicable to such leasehold interest, the names of the parties, the date, and the termination date. Seller, Insignia and/or the Realty One Companies have delivered to Buyer copies of the leases by which the Realty One Companies hold real property interests in the possession of Seller, Insignia or the Realty One Companies and relating to such property or interests. The copies of such leases delivered to Buyer contain all the agreements between a lessor and the applicable Realty One Company respecting the terms and conditions of such Realty One Company's lease of the premises subject to such lease agreements. The Realty One Companies hold good title, or leasehold title, as applicable, subject only to the matters permitted by the following sentence and otherwise herein, in all of the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that are presently used in the operation of the business of the Realty One Companies other than Intellectual Property Assets which shall be subject to representations and warranties in Section 3.22, including all of the properties and assets reflected in the Interim 2001 Balance Sheets (except for personal property disposed of since the date of the Interim 2001 Balance Sheets in the Ordinary Course of Business) and all of the properties and assets purchased or otherwise acquired by the Realty One Companies since the date of the Interim 2001 Balance Sheets (except for personal property acquired and sold since the date of the Interim 2001 Balance Sheets in the Ordinary Course of Business and except as set forth on Exhibit 3.16). All material properties and assets reflected in the Interim 2001 Balance Sheets are free and clear of all Encumbrances except, with respect to all such properties and assets, (a) mortgages or security interests shown on the Interim 2001 Balance Sheets as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists and which would have a Material Adverse Effect, (b) mortgages or security interests incurred in connection with the purchase of property or assets after the date of the Interim 2001 Balance Sheets (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists and which would have a Material Adverse Effect, (c) liens for current Taxes not yet due, and (d) with respect to real property, (i) zoning laws and other land use restrictions that do not impair the present use of the property subject thereto, (ii) easements, conditions, restrictions, covenants and declarations of record or in any lease, and (iii) those matters which would be disclosed by an accurate survey, and (e) Permitted Encumbrances.

         3.7      OWNERSHIP OF ASSETS; CONDITION AND SUFFICIENCY OF ASSETS

         Except for the Intellectual Property Assets, which shall be subject to the representations and warranties of Section 3.22 hereof, and other than the leased property described on Exhibit 3.17(a)(iv), at the Closing Time, the Realty One Companies will own and have good title, without Encumbrance, except those encumbrances listed on Exhibit 3.7 (collectively, the "Permitted Encumbrances"), to all of the assets currently used in conjunction with the operation of the Realty One Companies' businesses. In addition, the Encumbrances listed on Exhibit 3.7 with an indication that they are to be removed at or prior to the Closing will be removed at or prior to the Closing.

         3.8      ACCOUNTS RECEIVABLE

         (a) All accounts receivable of the Realty One Companies, as determined in accordance with GAAP as consistently applied by Seller and the Realty One Companies since January 1, 2000 (the "Accounts Receivable") that are reflected on the Interim 2001 Balance Sheets or on the accounting records of the Realty One Companies as of the Closing Time will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. To the Knowledge of Seller and Insignia, there is no contest, claim, or right of set-off under any Contract with any obligor under any of the accounts receivable of the Realty One Companies that are reflected on the Interim 2001 Balance Sheets or on the accounting records of the Realty One Companies as of the Closing Time relating to the amount or validity of such Accounts Receivable.

         (b) Exhibit 3.8(b) contains a materially accurate summary list of all Accounts Receivable as of November 30, 2001. The 2000 Financial Statements and the Interim 2001 Financial Statements contain normal and adequate reserves for the possible uncollectibility of any such Accounts Receivable.

         3.9      ACCOUNTS PAYABLE

         (a) All accounts payable (including commissions, commission bonuses and other bonuses) of the Realty One Companies, as determined in accordance with GAAP as consistently applied by Seller and the Realty One Companies since January 1, 2000, (the "Accounts Payable") that are reflected on the Interim 2001 Balance Sheets or on the accounting records of the Realty One Companies as of the Closing Time, represent, as of the respective dates thereof, valid obligations of the Realty One Companies arising in the Ordinary Course of Business.

         (b) Exhibit 3.9(b) contains an approximate and materially accurate list of all Accounts Payable as of November 30, 2001.

         3.10     NO UNDISCLOSED LIABILITIES

         As of the Closing Time, to the Knowledge of Seller and Insignia, the Realty One Companies will have no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for: (i) the Continuing Liabilities; (ii) accrued obligations for Taxes attributable to the period ending at the Closing Time (which obligations Seller shall pay in accordance with Section 2.9); and (iii) Change of Control Payments (which obligations Seller shall pay when due).

         3.11     TAXES

         (a) The Realty One Companies have filed or caused to be filed all Tax Returns that are or were required to be filed by or with respect to any of them, either separately or as a member of a group of corporations, pursuant to applicable Legal Requirements. Seller and Insignia have made available to Buyer copies of all such Tax Returns filed since December 31, 1997. The Realty One Companies have paid, or made provision for the payment of, all Taxes that have or may have become due as shown on those Tax Returns or otherwise, or pursuant to any assessment received by the Realty One Companies, except such Taxes, if any, as are listed in Exhibit 3.11(a) hereof and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Interim 2001 Balance Sheets. None of the Realty One Companies have filed or been subject to a Legal Requirement to file any Tax Returns with any Governmental Bodies outside the United States of America.

         (b) Exhibit 3.11(b) hereof contains a complete and accurate list of all audits of all such Tax Returns since December 31, 1997, and to the Knowledge of Seller and Insignia during the period from December 31, 1995 through December 30, 1997, including a reasonably detailed description of the nature and outcome of each audit. All deficiencies proposed as a result of such audits have been paid, reserved against, settled, or, as described in Exhibit 3.11(a), are being contested in good faith by appropriate proceedings. Exhibit 3.11(b) hereof describes all adjustments to the United States federal income Tax Returns filed by the Realty One Companies or any group of corporations including the Realty One Companies for all Taxable years since December 31, 1997, and to the Knowledge of Seller and Insignia during the period from December 31, 1990, through December 30, 1997, and the resulting deficiencies proposed by the IRS. Except as described in Exhibit 3.11(b) hereof, no Seller nor any of the Realty One Companies has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of the Realty One Companies or for which the Realty One Companies may be liable.

         (c) To the Knowledge of Seller and Insignia, there exists no proposed Tax assessment against the Realty One Companies except as disclosed in the 2000 Balance Sheets or in Exhibit 3.11(c) hereof. No consent to the application of
Section 341(f)(2) of the IRC has been filed with respect to any property or assets held, acquired, or to be acquired by the Realty One Companies. To the Knowledge of Seller and Insignia, all Taxes that the Realty One Companies are or were required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

         (d) All Tax Returns filed by (or that include on a consolidated basis) the Realty One Companies have been accurately prepared. There is no Tax sharing agreement that will require any payment by the Realty One Companies after the date of this Agreement. During the consistency period (as defined in Section 338(h)(4) of the IRC with respect to the sale of the Shares to Buyer), neither the Realty One Companies nor any affiliate (as defined in Section 338(h)(6) of the IRC with respect to the sale of the Shares to Buyer) has sold or will sell any property or assets to Buyer or to any member of the affiliated group (as defined in Section 338(h)(5) of the IRC) that includes Buyer. Exhibit 3.11(d) lists all such affiliates.

         (e) The Realty One Companies possess and maintain business records containing all information necessary for the preparation of 2001 federal and state information returns for the period through the Closing Time customarily prepared by the Realty One Companies.

         3.12     NO MATERIAL ADVERSE CHANGE

         Except as set forth in Exhibit 3.16, and except for changes related to changes in general economic conditions and the economic conditions in the real estate industry, since the date of the Interim 2001 Balance Sheets, there has not been any material adverse change in the business, client relations, operations, properties, prospects, assets, or condition of any of the Realty One Companies which has resulted in a Material Adverse Effect, and no event has occurred or circumstance exists that could reasonably be expected to result in a Material Adverse Effect.

         3.13     EMPLOYEES AND EMPLOYEE BENEFIT PLANS

         (a) Exhibit 3.13(a) lists each employment, bonus, deferred compensation, pension, stock option, stock appreciation right, profit-sharing or retirement plan, arrangement or practice, each medical, vacation, retiree medical, severance pay plan, and each other agreement or fringe benefit plan, arrangement or practice, of any of the Realty One Companies, whether legally binding or not, which affects one or more of its employees, including all "employee benefit plans" as defined by Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (collectively, the "Plans").

         (b) For each Plan which is an "employee benefit plan" under Section 3(3) of ERISA, to the extent applicable, the Realty One Companies have delivered to the Buyer correct and complete copies of the plan documents, plan amendments, and summary plan descriptions, the determination letters received from the IRS, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts and funding agreements which implement each such Plan.

         (c) Except as otherwise required by Legal Requirements, none of the Realty One Companies has any commitment, whether formal or informal and whether legally binding or not, (i) to create any additional such Plan; (ii) to modify or change any such Plan; or (iii) to maintain for any period of time any such Plan. Exhibit 3.13(c) contains a materially accurate description of the funding policies (and commitments, if any) of the Realty One Companies with respect to each such existing Plan.

         (d) Except as set forth in Exhibit 3.13(d), none of the Realty One Companies nor any Plan nor any trustee, administrator, fiduciary or sponsor of any Plan has engaged in any prohibited transactions as defined in Section 406 of ERISA or Section 4975 of the IRC for which there is no exemption; all filings, reports and descriptions as to such Plans (including Form 5500 Annual Reports, Summary Plan Descriptions, and Summary Annual Reports) required to have been made or distributed to participants, the IRS, the United States Department of Labor and other governmental agencies have been made in a timely manner or will be made on or prior to the Closing Date; there is no material litigation, disputed claim, governmental proceeding or investigation pending or Threatened with respect to any of such Plans, the related trusts, or any fiduciary, trustee, administrator or sponsor of such Plans; such Plans have been established, maintained and administered in all material respects in accordance with their governing documents and applicable provisions of ERISA and the IRC and Treasury Regulations promulgated thereunder; and each Plan which is intended to be a qualified plan under Section 401(a) of the IRC has received, within the last three years, a favorable determination letter from the IRS.

         (e) Except as set forth in Exhibit 3.13(d), the Realty One Companies have performed all of their respective obligations under all Plans which if not performed would have a Material Adverse Effect. Except as set forth in Exhibit 3.13(d), the Realty One Companies, with respect to all Plans, are, and each Plan, is in full compliance with ERISA, the IRC, and other applicable Laws, and with any applicable collective bargaining agreement.

         (f) Except as set forth in Exhibit 3.13(f), the consummation of the Contemplated Transactions will not (i) result in the payment or series of payments by any of the Realty One Companies to any employee or other Person of an "excess parachute payment" within the meaning of Section 280G of the IRC, or
(ii) accelerate the time of payment or vesting of any stock option, stock appreciation right, deferred compensation, severance, bonus or other employee benefits under any Plan (including vacation and sick pay).

         (g) None of the Plans which are "welfare benefit plans," within the meaning of Section 3(1) of ERISA, provide for continuing benefits or coverage after termination or retirement from employment, except for COBRA rights under a "group health plan" as defined in IRC Section 4980B(g) and ERISA Section 607.

         (h) None of the Realty One Companies nor any entity which would be treated as a single employer with the Realty One Companies under IRC Section 414 ("ERISA Affiliate") has ever participated in or withdrawn from a multi-employer plan as defined in Section 4001(a)(3) of Title IV of ERISA, and the Realty One Companies have not incurred and do not owe any liability as a result of any partial or complete withdrawal by any employer from such a multi-employer plan as described under Sections 4201, 4203, or 4205 of ERISA.

         (i) None of the Realty One Companies nor any ERISA Affiliate maintains or contributes or ever has maintained or contributed to any Plan that is subject to Title IV of ERISA or the minimum funding standards of Section 412 of the IRC.

         3.14     COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL
AUTHORIZATIONS

                  (a) Except as set forth in Exhibit 3.14(a) hereof:

                  (i) Each of the Realty One Companies is in compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets and which non-compliance would have a Material Adverse Effect;

                  (ii) No event has occurred or circumstance exists that (with or without notice or lapse of time) constitutes or could reasonably be expected to result in a violation by any of the Realty One Companies of, or a failure on the part of the Realty One Companies to comply with, any Legal Requirement and which violation or noncompliance would have a Material Adverse Effect; and

                  (iii) None of the Realty One Companies has received at any time since January 1, 1998 any notice or other communication (whether oral or written) from U. S. Department of Housing and Urban Development or any other Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement which would have a Material Adverse Effect.

         (b) Exhibit 3.14(b) hereof contains a complete and accurate list of each Governmental Authorization that is held by each of the Realty One Companies and, to the extent necessary to enable the Realty One Companies to operate their businesses in the manner presently conducted, by (i) any of Seller and Insignia and/or (ii) any agents or sales associates or independent contractors affiliated with the Realty One Companies. Each Governmental Authorization listed or required to be listed in Exhibit 3.14(b) hereof is valid and in full force and effect. Except as set forth in Exhibit 3.14(b) hereof:

                  (i) each of the Realty One Companies is, and at all times since January 1, 1998 has been, in all material respects, in compliance with all of the material terms and requirements of each Governmental Authorization identified or required to be identified in Exhibit 3.14(b) hereof;

                  (ii) no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) constitutes or could reasonably be expected to result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in Exhibit 3.14(b) hereof, or (B) could reasonably be expected to result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed or required to be listed in Exhibit 3.14(b) hereof;

                  (iii) none of the Realty One Companies has received, at any time since January 1, 1998, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of or failure to comply with any material term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization; and

                  (iv) all applications required to have been filed for Governmental Authorizations listed or required to be listed in Exhibit 3.14(b) hereof have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

                  (v) The Governmental Authorizations listed in Exhibit 3.14(b) hereof collectively constitute all of the Governmental Authorizations necessary to permit each of the Realty One Companies to lawfully conduct and operate their businesses in the manner they currently conduct and operate such businesses and to permit the Realty One Companies to own and use their assets in the manner in which they currently own and use such assets.

         3.15     LEGAL PROCEEDINGS; ORDERS

         (a) Exhibit 3.15(a) hereof sets forth all pending Proceedings: (i) that have been commenced by or against any of the Realty One Companies; or (ii) that have been commenced by or against Seller, Insignia or, to the Knowledge of Seller and Insignia, against any agents or independent contractors of any of the Realty One Companies that otherwise relate to or could reasonably be expected to affect the business of, or any of the assets owned or used by, the Realty One Companies; or (iii) to the Knowledge of Seller and Insignia, that otherwise relate to or could reasonably be expected to affect the business of, or any of the assets owned or used by, the Realty One Companies; or (iv) to the Knowledge of Seller and Insignia, that challenges, or that could reasonably be expected to have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. Except as set forth in
Exhibit 3.15(a), to the Knowledge of Seller and Insignia, no such Proceeding has been Threatened, and, to the Knowledge of Seller and Insignia, no event has occurred or circumstance exists that could reasonably be expected to give rise to or serve as a basis for the commencement of any such Proceeding. Seller, Insignia and the Realty One Companies have made available to Buyer copies of all pleadings, correspondence, and other documents relating to each material Proceeding listed in Exhibit 3.15(a) hereof.

         (b) Except as set forth in Exhibit 3.15(b) hereof:

                  (i) to the Knowledge of Seller and Insignia, there is no Order to which any of the Realty One Companies, or any of the assets owned or used by any of the Realty One Companies, is subject;

                  (ii) neither Seller, Insignia, any of the Realty One Companies Executive Officers, or, to the Knowledge of Seller and Insignia, no agent or independent contractor affiliated with the Realty One Companies is subject to any Order that relates to the business of, or any of the assets owned or used by, the Realty One Companies; and

                  (iii) no officer, director, or to the Knowledge of Seller and Insignia, no agent, independent contractor or employee of any of the Realty One Companies is subject to any Order that prohibits such officer, director, agent, independent contractor or employee from engaging in or continuing any conduct, activity, or practice relating to the business of any of the Realty One Companies.

         (c) Except as set forth in Exhibit 3.15(c) hereof:

                  (i) Each of the Realty One Companies is, and at all times since January 1, 1998 has been, in, all material respects, compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject;

                  (ii) No event has occurred or circumstance exists that constitutes or could reasonably be expected to result in (with or without notice or lapse of time) a material violation of or failure to materially comply with any term or requirement of any Order to which any of the Realty One Companies, or any of the assets owned or used by any of the Realty One Companies, is subject; and

         (d) neither Seller, Insignia nor any of the Realty One Companies has received, at any time since January 1, 1998, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which any of the Realty One Companies, or any of the assets owned or used by any the Realty One Companies, is or has been subject.

         3.16     ABSENCE OF CERTAIN CHANGES AND EVENTS

         Except as set forth in Exhibit 3.16 hereof or as contemplated herein, since the date of the Interim 2001 Balance Sheets, the Realty One Companies have conducted their businesses only in the Ordinary Course of Business and there has not been any:

         (a) change in the Realty One Companies' authorized or issued capital stock; grant of any stock option, warrant or right to purchase shares of capital stock of the Realty One Companies; issuance of any security or instrument convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by any of the Realty One Companies of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

         (b) amendment to the Organizational Documents of any of the Realty One Companies;

         (c) except in the Ordinary Course of Business, a material increase by the Realty One Companies of any bonuses, salaries, or other compensation to any stockholder, director, officer, agent or independent contractor affiliated with any of the Realty One Companies or employee, entry into any employment, severance, or similar Contract with any director, officer, agent, independent contractor or employee;

         (d) except in the Ordinary Course of Business, adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of the Realty One Companies;

         (e) uninsured damage to or destruction or loss of any material asset or property of the Realty One Companies, materially and adversely affecting the properties, assets, business, financial condition, or prospects of any one of the Realty One Companies, taken as a whole;

         (f) except in the Ordinary Course of Business, entry into, termination of, or receipt of notice of termination of (i) any license, distributorship, dealer, joint venture, credit, or similar agreement, or (ii) any Contract or transaction involving a total remaining commitment by or to any Realty One Company of at least $50,000;

         (g) except in the Ordinary Course of Business, sale, lease, or other disposition of any asset or property of the Realty One Companies or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of the Realty One Companies (except for Permitted Encumbrances), including the sale, lease, or other disposition of any of the Intellectual Property Assets;

         (h) except in the Ordinary Course of Business, cancellation or waiver of any claims or rights with a value to the Realty One Companies in excess of $50,000;

         (i) material change in the accounting methods used by the Realty One Companies; or

         (j) agreement, whether oral or written, by any of Realty One Companies or Seller and Insignia to do any of the foregoing.

         3.17     CONTRACTS; NO DEFAULTS

         (a) Seller and Insignia and the Realty One Companies have delivered to Buyer standard form contracts in respect of certain Realty One Services Agreements and, unless expressly required otherwise, true and complete copies of each of the Applicable Contracts or other documents listed in Exhibits 3.17(a)(i) through 3.17(a)(xvi), and have set forth the name and date of and parties (where available) to the Applicable Contracts for which they are providing copies, as set out below.

                  (i) Seller and Insignia have provided to Buyer (A) in respect of Realty One: (1) current standard form exclusive listing agreement under which Realty One contracts for the exclusive right to sell an owner's residential property ("Realty One Listing Agreement") attached hereto as Exhibit 3.17(a)(i)-1, and (2) a current standard form exclusive agency agreement under which Target contracts for the exclusive right to represent a potential purchaser of residential property ("Target Buyer Agency Agreement") attached hereto as Exhibit 3.17(a)(i)-2, and (3) a current standard form residential purchase contract under which an owner of a residence contracts to sell a residence to a purchaser, generating a fee for the Realty One sales agent(s) representing the seller and/or purchaser ("Residential Sales Contract"), attached hereto as Exhibit 3.17(a)(i)-3, and represent to Buyer that these are the forms generally used in Realty One's residential brokerage business, subject to form revisions in the Ordinary Course of Business and subject to modifications negotiated in the Ordinary Course of Business; (B) in respect of First Ohio Mortgage, as described on Exhibit 3.17(a)(i)-4: (1) copies of all of the loan purchase contracts that are currently in effect with purchasing lenders and under which it sells and disposes of home mortgage loans to such purchasing lenders; and (2) all other material Realty One Services Agreements applicable to its business, but excluding all the documents that are part of each individual borrower's loan file, and represent to Buyer that no other agreements with purchasing lenders are currently in effect and that it generally uses standard form loan contracts and disclosure forms as required by its purchasing lenders and or Governmental Authorities in respect of the home mortgage business; (C) a list of the material Applicable Contracts of First Ohio Escrow, as described on Exhibit 3.17(a)(i)-5; and (2) copies of all its material standard form contracts and all its Realty One Services Agreements except individual purchaser files; (D) in respect of Insignia Relocation, as described on
         Exhibit 3.17(a)(i)-6: a list of all its Realty One Services Agreements currently in effect. Buyer acknowledges that the standard forms referenced in this Section 3.17(a)(i) are used in conjunction with other standard forms and are subject to modifications, updates, and negotiated changes in the Ordinary Course of Business. Except as set forth in Exhibit 3.2(b)-1, the sale of the Shares under this Agreement will not adversely affect the rights and obligations of the Realty One Companies under the Realty One Services Agreements.

                  (ii) Each Applicable Contract that involves performance of services or delivery of goods or materials to the Realty One Companies with a cost or value in excess of $50,000 is listed on Exhibit 3.17(a)(ii).

                  (iii) Seller and Insignia have provided copies of each Applicable Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of the Realty One Companies with a cost or value in excess of $50,000, and each such Applicable Contract is listed on Exhibit 3.17(a)(iii).

                  (iv) Seller and Insignia have provided copies of each lease, rental or occupancy agreement, installment and conditional sale agreement, and other Applicable Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property where the total amount of lease or installment payments is in excess of $10,000, and each such foregoing document is listed on Exhibit 3.17(a)(iv).

                  (v) Seller and Insignia have provided copies of each material agreement with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Assets, all as listed on Exhibit 3.17(a)(v).

                  (vi) Seller and Insignia have provided (A) in respect of Realty One, (1) copies of each employment agreement to which Realty One is a party, described on Exhibit 3.17(a)(vi)-1, which employment agreements are in full force and effect, and (2) a copy of the current standard form contract entered into by the independent contractor sales agents affiliated with Realty One attached hereto as Exhibit 3.17(a)(vi)-2, and represent to Buyer that all such Independent Contractor Agreements are in full force and effect, and no affiliated sales associates or sales agent of Realty One has received or is to receive any commission or other compensation in any form if such independent contractor or sales agent has not executed an Independent Contractor Agreement; and (B) in respect of all the Realty One Companies, (1) copies of any other Applicable Contract relating to the provision of services, and compensation therefor, by any employee, agent, director, officer, or consultant of any of the Realty One Companies and for whom annualized salary or annualized commission compensation exceeds $75,000, such employment agreements listed and described on Exhibit 3.17(a)(vi)-3; and (2) a list and description of any collective bargaining agreement and other Applicable Contract to or with any labor union or other employee representative of a group of employees on
         Exhibit 3.17(a)(vi)-4.

                  (vii) Each material joint venture, partnership, and other Applicable Contract (however named) involving a sharing of revenue, profits, losses, costs, or liabilities by the Realty One Companies with any other Person is listed on Exhibit 3.17(a)(vii).

                  (viii) Seller and Insignia have provided copies of each Applicable Contract containing covenants that in any way purport to restrict the business activity of the Realty One Companies or limit the freedom of the Realty One Companies to engage in any line of business or to compete with any Person, and each such Applicable Contract is described and listed on Exhibit 3.17(a)(viii).

                  (ix) Each power of attorney that is currently effective and outstanding is described and listed on Exhibit 3.17(a)(ix).

                  (x) Seller and Insignia have provided copies of each Applicable Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by the Realty One Companies to be responsible for consequential damages, all as described and listed on Exhibit 3.17(a)(x).

                  (xi) Each Applicable Contract for capital expenditures in excess of $10,000 is described and listed on Exhibit 3.17(a)(xi).

                  (xii) Each written warranty, guaranty, and or other similar undertaking with respect to contractual performance extended by the Realty One Companies other than in the Ordinary Course of Business is described and listed on Exhibit 3.17(a)(xii).

                  (xiii) Seller and Insignia have provided copies of each Applicable Contract evidencing the obligation of any of the Realty One Companies to repay borrowed money, including any obligations as the maker or guarantor of a promissory note, and each such Applicable Contract (including any such promissory note is described and listed on Exhibit 3.17(a)(xiii).

                  (xiv) Seller and Insignia have provided or made available to Buyer copies of each Applicable Contract since 1998 under which any of the Realty One Companies acquired assets in respect of any residential real estate business pursuant to which any of the Realty One Companies
         (A) may be required to render payment or services or fulfill any other obligation, or (B) may receive future revenue or other benefit, and each such Applicable Contract is listed and described (including the expiration date of such Applicable Contract) on Exhibit 3.17(a)(xiv).

                  (xv) Each amendment, supplement, and modification (whether oral or written) in respect of any material term of the foregoing Contracts is described and listed on Exhibit 3.17(a)(xv) and Seller and Insignia have provided copies of any written amendment, supplement, and modification to any of the Contracts listed or described in Exhibits 3.17(a)(v), 3.17(a)(viii), 3.17(a)(x), 3.17(a)(xiii), and 3.17(a)(xiv).

                  (xvi) Any Contract entered into between any of the Realty One Companies and a Control Affiliate of Seller or a director or executive officer of Seller or of any Control Affiliate of Seller, or the spouse, parent, child or sibling of any such director or officer, is listed on
         Exhibit 3.17(a)(xvi).

         (b) Except as required or contemplated by this Agreement or as set forth in Exhibit 3.17(b) hereof:

                  (i) neither Seller nor Insignia has or may acquire any rights under, and neither Seller nor Insignia has or may become subject to any obligation or liability under, any Contract that relates to the business of, or any of the assets owned or used by, the Realty One Companies; and

                  (ii) no officer, director, agent, employee, consultant, or contractor of the Realty One Companies is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to (A) engage in or continue any conduct, activity, or practice relating to the business of the Realty One Companies, or (B) assign to the Realty One Companies or to any other Person any rights to any invention, improvement, or discovery.

         (c) Except as set forth in Exhibit 3.17(c) hereof, each Contract identified or required to be identified in Exhibit 3.17(a)(i) through Exhibit 3.17(a)(xvi) hereof is in full force and effect and is valid and enforceable in accordance with its terms.

         (d) Except as set forth in Exhibit 3.17(d) hereof:

                  (i) each of the Realty One Companies is, and at all times since January 1, 1998 has been, in all material respects, in compliance with all applicable terms and requirements of each material Contract under which each such of the Realty One Companies has or had any obligation or liability or by which the Realty One Companies or any of the assets owned or used by the Realty One Companies are or were bound, except for non-compliance of non-material Contracts which non-compliance in the aggregate does not have a Material Adverse Effect;

                  (ii) to the Knowledge of Seller and Insignia, each other Person that has or had any obligation or liability under any Contract under which the Realty One Companies have or had any rights is, and at all times since January 1, 1999 has been, in all material respects, in compliance with all applicable terms and requirements of such Contract, except for any non-compliance which had or will have a Material Adverse Effect;

                  (iii) no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give the Realty One Companies or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any material Applicable Contract; and

                  (iv) the Realty One Companies have not given to or received from any other Person, at any time since January 1, 2001, any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential material violation or breach of, or default under, any material Contract.

         (e) There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to the Realty One Companies in excess of $50,000 under current or completed Contracts with any Person and no such Person has made written demand for such renegotiation.

         (f) The Contracts relating to the sale, design, or provision of services by the Realty One Companies have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would, to the Knowledge of Seller and Insignia, be in violation of any Legal Requirement.

         3.18     INSURANCE

         (a) Seller and Insignia and the Realty One Companies have delivered or made available to Buyer, and listed on Exhibit 3.18(a) hereof:

                  (i) copies of all policies of insurance to which the Realty One Companies are a party or under which the Realty One Companies, or any director of the Realty One Companies, are or were covered at or after January 1, 1999;

                  (ii) copies of all pending applications for policies of insurance; and

                  (iii) any written statement by the auditor of the Realty One Companies' financial statements with regard to the adequacy of such entity's coverage or of the reserves for claims.

         (b) Exhibit 3.18(b) hereof describes:

                  (i) any self-insurance arrangement by or affecting the Realty One Companies, including any reserves established thereunder;

                  (ii) any contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk by the Realty One Companies; and

                  (iii) all obligations of the Realty One Companies to third parties with respect to insurance (including such obligations under leases and service agreements) and identifies the policy under which such coverage is provided.

         (c) Except as set forth on Exhibit 3.18(c) hereof,

                  (i) All policies to which the Realty One Companies are a party or that provide coverage to any Seller, the Realty One Companies, or any director or officer of the Realty One Companies:

                           (A) are valid, outstanding, and enforceable;

                           (B) taken together, except for the risks arising from
                  the Re/Max Litigation and risks which are self-insured, provide adequate insurance coverage for the assets and the operations of the Realty One Companies for all risks normally insured against by a Person carrying on the same business or businesses as the Realty One Companies; and

                           (C) are sufficient for compliance with all Legal
                  Requirements and Contracts to which the Realty One Companies are a party or by which any of them is bound.

                  (ii) None of the Realty One Companies has received, since January 1, 1999 (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

                  (iii) Each of the Realty One Companies has paid all premiums due, and has otherwise performed all of its respective material obligations, under each policy to which any of the Realty One Companies is a party or that provides coverage to the Realty One Companies or any director thereof. The aggregate limits of none of the policies are impaired.

                  (iv) The Realty One Companies have given notice to the insurer of all claims that may be insured thereby.

         3.19     ENVIRONMENTAL MATTERS

         Except as set forth in Exhibit 3.19, to the Knowledge of Seller and Insignia, none of the Realty One Companies has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held responsible, received, any citation, directive, inquiry, notice, Order, summons, warning, or other communication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any real property owned by any of the Realty One Companies as of June 1, 2001.

         3.20     EMPLOYEES

         (a) Exhibit 3.20(a) hereof contains a materially accurate list of the following information for each employee, sales agent, officer, or director of each of the Realty One

Companies, including each employee on leave of absence or layoff status: employer; name; job title; current compensation paid or payable and any change in compensation since December 31, 2000; vacation accrued; and service credited for purposes of vesting and eligibility to participate under the pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, other Employee Pension Benefit Plan (as defined in Section 3(2) of ERISA) or Employee Welfare Benefit Plan (as defined in Section 3(1) of ERISA), or any other employee benefit plan or any Plan or Plans for the benefit of non-employee directors or other non-employees of any of the Realty One Companies.

         (b) Except as set forth on Exhibit 3.20(b), no employee, officer, director, agent or affiliated independent contractor of any of the Realty One Companies is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, non-competition, or proprietary rights agreement, between such employee or director and any other Person ("Proprietary Rights Agreement") that in any way materially adversely affects or will materially and adversely affect (i) the performance of his or her duties as an employee, officer, director, agent or affiliated independent contractor of the Realty One Companies, or (ii) the ability of the Realty One Companies to conduct its business, including any Proprietary Rights Agreement with Seller, Insignia, or any of the Realty One Companies by any such employee, officer, director, agent, or affiliated independent contractor. Neither Seller, Insignia, nor any of the Realty One Companies has obtained Knowledge that any director, officer, or other key employee of the Realty One Companies intends to terminate his or her employment with any of the Realty One Companies other than as contemplated herein.

         (c) Other than benefits due to retirees or under COBRA, Exhibit 3.20(c) hereof also contains a complete and accurate list of the following information for each retired employee, officer or director of the Realty One Companies, or their dependents, receiving benefits or scheduled to receive benefits in the future: name, pension benefit, pension option election, retiree medical insurance coverage, retiree life insurance coverage, and other benefits other than Continuing Liabilities.

         3.21     LABOR RELATIONS; COMPLIANCE

         Since January 1, 1998, except as disclosed in Exhibit 3.17(a)(vi), hereto, none of the Realty One Companies has been and none is now a party to any collective bargaining or other labor Contract. Since January 1, 1998, there has not been, there is not presently pending or existing, and, to the Knowledge of Sellers and Insignia, there is not Threatened, (a) any strike, slowdown, picketing, work stoppage, or employee grievance process, (b) any Proceeding against or affecting the Realty One Companies relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, or other labor or employment dispute against or affecting any of the Realty One Companies or their premises, or (c) any application for certification of a collective bargaining agent. No event has occurred or circumstance exists that could reasonably be expected to provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by any of the Realty One Companies, and no such action is contemplated by any of the Realty One Companies; each of the Realty One Companies has complied in all material respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar Taxes, occupational safety and health, and plant closing; and the Realty One Companies are not liable for the payment of any compensation, damages, Taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

         3.22     INTELLECTUAL PROPERTY

         (a) Intellectual Property Assets. The term "Intellectual Property Assets" means all right, title and interest of the Realty One Companies, to the extent of such interest, to:

                  (i) (A) the use in the State of Ohio of the names set forth on
         Exhibit 3.22(a), (B) all fictitious business names and trading names used by the Realty One Companies in the State of Ohio, including those registered with the State of Ohio, as set forth on Exhibit 3.22(a), and
         (C) registered and unregistered trademarks and service marks and applications for registration of such trademarks and services marks (collectively, "Marks");

                  (ii) Patent No. U.S. 6,236,977 B1 issued May 22, 2001, titled "Computer Implemented Marketing System" (the "Patent");

                  (iii) all copyrights of a Realty One Company in both published works and unpublished works (collectively, "Copyrights");

                  (iv) all know-how, trade secrets, confidential information and technical information (collectively, "Trade Secrets") owned or licensed by the Realty One Companies as licensee or licensor; and

                  (v) all software including source and object code for software developed by or for one or more of the Realty One Companies, to the extent the rights to source and object code were retained by such Realty One Company, owned or licensed by the Realty One Companies in connection with their businesses (collectively "Software").

         (b) Agreements. Exhibit 3.22(b) hereof contains a complete and accurate list and summary description of all material Contracts relating to the Ordinary Business IP Assets to which the Realty One Companies are a party or, to the Knowledge of Seller and Insignia, by which the Realty One Companies are bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $10,000 under which any of the Realty One Companies is the licensee. There are no outstanding and, to the Knowledge of Seller and Insignia, no Threatened disputes or disagreements with respect to any such agreement.

         (c) Know-How Necessary for the Business. Except as set forth on Exhibit 3.22(c), the Ordinary Business IP Assets are all those necessary for the operation of the Realty One Companies' businesses as they are currently conducted. Except as set forth on Exhibit 3.22(c), one or more of the Realty One Companies has the right to use the Ordinary Business IP Assets in the manner in which such assets are currently used in the business of the Realty One Companies, subject to the obligation to pay licensing and/or maintenance fees in the Ordinary Course of Business.

         (d) Non-Ordinary Business IP Assets. With respect to PowerChooser, VPA, and CARS, there are no outstanding and, to the Knowledge of Seller and Insignia, no Threatened disputes or claims alleging that any of the Realty One Companies' use of such assets violates or infringes the rights of any third Person.

         (e) Software. Except as set forth on Exhibit 3.22(e), in respect of Software that is an Ordinary Business IP Asset, there are no outstanding and, to the Knowledge of Seller and Insignia, no Threatened disputes or claims alleging that any of the Realty One Companies' use of such Software infringes the rights of any third Person.

         (f) Patents. The only patent issued to any Realty One Company is the Patent, which is subject to the rights of certain third parties as set forth on
Exhibit 3.22(f). The Realty One Companies have no pending patent applications.

         (g) Trademarks. To the Knowledge of Seller and Insignia, Exhibit 3.22(g) hereof contains a complete and accurate list and summary description of all Marks, including state and federal registrations and pending registrations, and except as described in Exhibit 3.22(g), there are no outstanding, and, to the Knowledge of Seller and Insignia, no Threatened disputes or disagreements with respect to the Marks described thereon.

         (h) Copyrights. In respect of copyrights that are Ordinary Business IP Assets, except as set forth on Exhibit 3.22(h), (i) none of the Realty One Companies owns any right, title, or interest in any registered Copyright, and
(ii) there are no outstanding and, to the Knowledge of Seller and Insignia, no Threatened disputes or disagreements with respect to the Copyrights of any third parties.

         (i) Trade Secrets. In respect of the Trade Secrets that are Ordinary Business IP Assets, Seller and Insignia and the Realty One Companies have taken reasonable precautions to protect the secrecy, confidentiality, and value of such Trade Secrets, and there are no outstanding and, to the Knowledge of Seller and Insignia, no Threatened disputes or disagreements with respect to such Trade Secrets.

         (j) Employee Agreements. Except as set forth on Exhibit 3.20(b), no officer or director, and to the Knowledge of Seller and Insignia, no employee, agent or affiliated independent contractor of the Realty One Companies has entered into any Contract that restricts or limits in any way the scope or type of work in which such director, officer, employee, agent or affiliated independent contractor may be engaged or requires such director, officer, employee, agent or affiliated independent contractor to transfer, assign, or disclose information concerning the employee's work to anyone other than the Realty One Companies.

         (k) Trade Name Rights in Ohio. Notwithstanding any other provision of this Section 3.22, Realty One owns, as licensee or otherwise, the exclusive right in the State of Ohio to the use of the name "Realty One" in connection with a residential real estate brokerage business subject to the terms of the license agreements for such name. To the Knowledge of Seller and Insignia, the Realty One Companies are not prohibited from using, in the State of Ohio, the names or marketing slogans "First Ohio Mortgage," "First Ohio Escrow," and "Corporate Relocation Management," "You're on Your Way Home," and "HGM Hilltop Realtors".

         3.23     CERTAIN PAYMENTS

         Neither the Realty One Companies nor any director or officer of the Realty One Companies, or any other Person acting for or on behalf of the Realty One Companies has directly or indirectly made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services in violation of any Legal Requirement.

         3.24     REALTY ONE SERVICES AGREEMENTS

         (a) The Realty One Services Agreements are in full force and effect and are valid and enforceable according to their terms except as such enforcement may be limited by applicable insolvency laws or laws affecting creditors' rights generally. Except as set forth on Exhibit 3.24, no material default on the part of the applicable Realty One Company, or to the Knowledge of Seller and Insignia, on the part of the third party, exists in respect of any of the Realty One Services Agreements, which defaults could have a Material Adverse Effect. The Realty One Services Agreements contain, all the terms of agreement between the Realty One Companies and the other party or parties thereto respecting the parties' mutual rights and obligations related to the Residential Real Estate Services of the Realty One Companies.

         (b) None of the Realty One Companies has received notice of any communication that any party (other than the Realty One Companies) to a Realty One Services Agreement is considering terminating such agreement, including any termination either prior to the expiration of their stated term or as a result of effectuation of the Contemplated Transactions, or failure to renew a Realty One Services Agreement, which termination or non-renewal has a Material Adverse Effect.

         3.25     DISCLOSURE

         No representation or warranty of Seller and Insignia in this Agreement nor any statement or certificate furnished or to be furnished by or on behalf of any Seller to Buyer or its Representatives in connection herewith or pursuant hereto contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

         3.26     RELATIONS WITH RELATED PERSONS

         Except as set forth in Exhibit 3.26 hereof or as otherwise called for under the terms of this Agreement, neither Seller, Insignia, nor any Seller Control Affiliate or any of the Realty One Companies is a party to any Contract with, or has any claim or right against, any of the Realty One Companies.

         3.27     BROKERS OR FINDERS

         Seller and Insignia and their agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

         3.28     FIRST OHIO MORTGAGE; LOAN PURCHASE AGREEMENTS

         (a) First Ohio Mortgage is in substantial compliance under its home mortgage loan purchase contracts with lenders (including the applicable manuals incorporated into such loan purchase contracts), and except as set forth on
Exhibit 3.28, no lender has cancelled a home mortgage loan purchase contract it entered into with First Ohio Mortgage.

         (b) First Ohio Mortgage places all of the home mortgage loans it makes with lenders under its home mortgage loan purchase contracts and, following such sale, retains no liability or obligation to the borrower, to the purchasing lender, to any regulatory agency or any other Person in respect of such loans, subject to its contractual repurchase and/or indemnification obligation to the applicable purchasing lender.

         (c) Except as set forth on Exhibit 3.28, since January 1, 1998, First Ohio Mortgage has not been required pursuant to any contracts with any lender for the sale of home mortgage loans to repurchase any loan transferred to such lender.

         (d) Except as set forth on Exhibit 3.28, since January 1, 1998, no claim for indemnity has been made against First Ohio Mortgage in respect of its indemnity obligation under any home mortgage loan purchase contract.

         (e) With respect to each mortgage loan file of First Ohio Mortgage, all of the documents, information, and signatures contained in each such mortgage loan file are genuine and, with respect to each mortgage loan file that serves as collateral for the line of credit in favor of First Ohio Mortgage from KeyBank, all of the documents, information, and signatures contained in each such mortgage loan file (i) conform to prudent and customary origination practices in the mortgage industry and applicable laws and regulations, (ii) are eligible for mortgage insurance, and (iii) are eligible for sale under First Ohio Mortgage's mortgage loan purchase contracts with lenders.


4.       REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Seller and Insignia as follows:

         4.1      ORGANIZATION

(a) Buyer is a corporation, duly organized, validly existing, and in full force and effect under the laws of Ohio, with full power and authority to own, lease, license, and use its properties and assets and to carry on the business in which it is now engaged and the business in which it contemplates engaging. Buyer is duly qualified to do business as a foreign corporation in each state in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

         (b) Buyer has delivered to Seller and Insignia copies of the Organizational Documents of Buyer, certified by the Secretary of State of Ohio in respect of documents filed with the Secretary of State of Ohio and by the Secretary of Buyer in respect of all other Organizational Documents, in each case as in effect on the date of such certification.

         4.2      AUTHORITY; NO CONFLICT

(a) This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Buyer has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and the Buyer's Closing Documents and to perform its obligations under this Agreement and the Buyer's Closing Documents.

         (b) Except as set forth in Exhibit 4.2(b)-1 hereto, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

                  (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of Buyer or (B) any resolution adopted by the members or managers of Buyer;

                  (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which Buyer, or any of the assets owned or used by Buyer, may be subject;

                  (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by Buyer or that otherwise relates to the business of, or any of the assets owned or used by, Buyer;

                  (iv) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Contract (including without limitation any loan documents) to which Buyer is a party;

                  (v) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by Buyer; or

                  (vi) give any person the right to prevent, delay or otherwise interfere with any of the Contemplated Transactions.

Except as set forth in Exhibit 4.2(b)-2 hereof, Buyer is not nor will be required to give any notice to or obtain any Consent from any Person, including without limitation, any owner or mortgage/lien holder in connection with the execution, delivery or performance of this Agreement or the consummation or performance of any of the Contemplated Transactions.

         4.3      INVESTMENT INTENT

         Buyer is acquiring the Shares for its own account and not with a view to their distribution or distribution within the meaning of Section 2(11) of the Securities Act.

         4.4      BROKERS OR FINDERS

         Buyer and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.


5.       COVENANTS OF SELLER AND INSIGNIA PRIOR TO CLOSING DATE

         5.1      REQUIRED APPROVALS

         As promptly as practicable after the date of this Agreement, Seller and Insignia will and will cause the Realty One Companies to make all filings required by Legal Requirements to be made by them in order to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, Seller and Insignia will and will cause the Realty One Companies to (a) cooperate with Buyer with respect to all filings that Buyer elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions, and (b) cooperate with Buyer in obtaining all Consents identified in Exhibit 4.2(b)-2.

         5.2      CURRENT INFORMATION

         During the period from the date of this Agreement to the Closing Date, Seller and Insignia will and will cause the Realty One Companies to cause one or more of their representatives to confer on a regular and frequent basis with representatives of Buyer to report on the general status of the Realty One Companies' ongoing operations. Seller and Insignia will and will cause the Realty One Companies to promptly notify Buyer of any material change in the normal course of the business of the Realty One Companies or in the operation of the businesses of the Realty One Companies and of any governmental complaints, investigations, or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of material litigation involving the Realty One Companies, or Seller and Insignia, to the extent such material litigation could reasonably be expected to affect the business of the Realty One Companies or the consummation of the Contemplated Transactions, and will keep Buyer fully informed with respect to such events.

         5.3      OPERATIONS PRIOR TO CLOSING DATE

         In addition to any other express obligation under this Agreement, between the date of this Agreement and the Closing Date, Seller and Insignia will:

         (a) cause the Realty One Companies to conduct the businesses of the Realty One Companies only in the Ordinary Course of Business, including the payment of Ordinary Course of Business obligations when such obligations first become due and payable, except as otherwise provided in Article 2 hereof;

         (b) use their Best Efforts to cause the Realty One Companies to preserve intact the current residential real estate services organizations of the Realty One Companies, keep available the services of the current officers, employees, and agents of the Realty One Companies and maintain the relations and goodwill with customers, landlords, creditors, employees, agents, and all others having business relationships with the Realty One Companies;

         (c) cause the Realty One Companies to own and have good title without Encumbrance (except Permitted Encumbrances) to all of the assets currently used and necessary or useful for the operation of the businesses of the Realty One Companies (except for acquisitions, dispositions, terminations and expirations made or occurring in the Ordinary Course of Business since the date of the Interim 2001 Balance Sheets) except for Intellectual Property Assets which shall be subject of Subsection (d) hereof, including without limitation the following assets:

                  (i) all Realty One Services Agreements;

                  (ii) all furniture, fixtures, equipment, personalty, permits, licenses, and lease and utility deposits;

                  (iii) Accounts Receivable;

                  (iv) except as otherwise excluded herein, receivables under any loan, financing or any other agreements or any other investment assets; and

                  (v) all rights and claims for refunds of Taxes and other governmental charges.

         (d) maintain the interest of the Realty One Companies in the Intellectual Property Assets as described in Section 3.22 hereof.

         (e) During the period from the date hereof to and including the Closing Date, except (x) as expressly contemplated hereby, (y) pursuant to obligations listed on Exhibit 3.17(a)(xi) hereto, or (z) as provided in Section 5.3(a) hereof, without the prior written Consent of Buyer, which shall not be unreasonably withheld, conditioned or delayed, none of the Realty One Companies will have:

                  (i) incurred any liability or obligation of any material nature (whether accrued, absolute, contingent or otherwise), except in the Ordinary Course of Business;

                  (ii) permitted any of its assets to be subjected to any Encumbrance, except Permitted Encumbrances;

                  (iii) sold, transferred or otherwise disposed of any assets except in the Ordinary Course of Business;

                  (iv) made any capital expenditure or commitment therefor, except in the Ordinary Course of Business, provided, however, the Realty One Companies shall not make or commit to make any capital expenditures in excess of $10,000 per individual agreement or commitment or $20,000 in the aggregate;

                  (v) redeemed, purchased or otherwise acquired any shares of its capital stock or any option, warrant or other right to purchase or acquire any such shares;

                  (vi) borrowed money, except in the Ordinary Course of Business, or made any loan to any Person;

                  (vii) written off as uncollectible any note or accounts receivable, except write-offs in the Ordinary Course of Business charged to applicable reserves, none of which individually or in the aggregate is material to any of the Realty One Companies;

                  (viii) granted any increase in the rate of wages, salaries, bonuses or other remuneration of any executive employee or other employees or affiliated sales agents other than the annual increase in wages and bonuses given in the Ordinary Course of Business as shall have been approved by Buyer as of the date hereof;

                  (ix) cancelled or waived any claims or rights of substantial value;

                  (x) made any change in any method of accounting or auditing practice;

                  (xi) agreed, whether or not in writing, to do any of the foregoing;

                  (xii) without the prior Consent of Buyer, taken any affirmative action, or failed to take any reasonable action within their or its control, as a result of which any of the changes or events listed in Section 3.16 is likely to occur.

         5.4      MISCELLANEOUS AGREEMENTS AND CONSENTS

         Seller and Insignia will use their Best Efforts to, and will cause the Realty One Companies to use their Best Efforts to: (a) satisfy all the conditions precedent to their own and all other parties' obligations hereunder; and (b) obtain Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement. Seller and Insignia agree, and agree to cause the Realty One Companies promptly, to execute at the reasonable request of Buyer before, on or after the Closing Date any documents or materials related to the transactions contemplated by this Agreement, including, without limitation, information to auditors respecting the operations of the Realty One Companies prior to the Closing Date, letters of authority on the Closing Date and signature cards and other materials evidencing the transfer, if any, of the bank accounts of the Realty One Companies.

         5.5      ACCESS AND INVESTIGATION; DELIVERY

         Between the date of this Agreement and the Closing Date, Seller and Insignia will cause the Realty One Companies to:

         (a) afford Buyer and its Representatives and advisors (collectively, "Buyer's Advisors") reasonable access to: (i) the Realty One Companies Executive Officers, and (ii) at locations reasonably designated by Seller and Insignia, Applicable Contracts, books and records, and other documents and data;

         (b) promptly deliver to Buyer any Applicable Contracts, documents, financial statements, instruments and any other information which is created after the date of this Agreement (or was otherwise unavailable to or unknown to any Seller or Realty One Company as of the date of this Agreement) that would have been required by the terms of this Agreement to be delivered to Buyer by any Seller or any Realty One Company if such Applicable Contract, document, financial statements, instruments or other information had been available to or known to any of Seller and Insignia or any Realty One Company as of the date of this Agreement, and Seller and Insignia shall describe on a series of Exhibits 5.5, each of which shall be separately dated as of the date of delivery to Buyer, the identification of the Applicable Contract, document, financial statements, instruments or other information delivered in accordance with this
Section 5.5 to the same extent as would be required by an applicable Exhibit to this Agreement if such Applicable Contract, document, financial statements, instruments or other information had been available to or known to any of Seller and Insignia or any of the Realty One Companies as of the date of this Agreement;

         (c) promptly deliver or make available to Buyer and Buyer's Advisors copies of all such Contracts, books and records, and other existing documents and data as Buyer may reasonably request; and

         (d) promptly deliver or make available to Buyer and Buyer's Advisors such additional financial, operating, and other data and information as Buyer may reasonably request.

         5.6      NOTIFICATION

         Between the date of this Agreement and the Closing Date, each of Seller and Insignia will, and will cause the Realty One Companies to, promptly notify Buyer in writing if any of Seller and Insignia or any of the Realty One Companies becomes aware of any fact or condition that causes or constitutes a Breach of any of representations and warranties of Seller and Insignia as of the date of this Agreement, or if Seller, Insignia or any of the Realty One Companies becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in any representations or warranties of Seller, Insignia, or the Realty One Companies herein if this Agreement were dated the date of the occurrence or discovery of any such fact or condition, Seller and Insignia will promptly deliver to Buyer written notice specifying such change (a "Modification Notice"). During the same period, Seller, Insignia, and each Realty One Company will promptly notify Buyer of the occurrence of any Breach of any covenant of Seller and Insignia in this Section 5 or of the occurrence of any event that may make the satisfaction of the conditions in Section 7 impossible or unlikely.

         5.7      NO NEGOTIATION

         Until such time, if any, as this Agreement is terminated pursuant to
Section 9, Seller and Insignia will not, and will not permit the Realty One Companies or any of their Representatives to, directly or indirectly solicit, initiate, respond to, or encourage any inquiries or proposals from, discuss or negotiate with, provide any information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Buyer) relating to any transaction involving the sale of the business or assets (other than in the Ordinary Course of Business and as required in Section 2.6 hereof) of the Realty One Companies, or any of the capital stock of the Realty One Companies, or any merger, consolidation, business combination, or similar transaction involving any of the Realty One Companies.


6.       COVENANTS OF BUYER PRIOR TO CLOSING DATE

         6.1      APPROVALS OF GOVERNMENTAL BODIES

         As promptly as practicable after the date of this Agreement, Buyer will, and will cause each of its Related Persons to, make all filings required by Legal Requirements to be made by them to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, Buyer will, and will cause each Related Person to, cooperate with Seller and Insignia with respect to all filings that Seller and Insignia are required by Legal Requirements to make in connection with the Contemplated Transactions, and cooperate with Seller and Insignia in obtaining all Consents identified in
Exhibit 3.2 hereof.

         6.2      MISCELLANEOUS AGREEMENTS AND CONSENTS

         Buyer shall use its Best Efforts to: (a) satisfy all the conditions precedent to its own and all other parties' obligations hereunder; and (b) obtain Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement. Buyer agrees promptly to execute at the reasonable request of Seller and Insignia before, on or after the Closing Date any documents or materials related to the transactions contemplated by this Agreement.

         6.3      NOTIFICATION

         Between the date of this Agreement and the Closing Date, Buyer will promptly notify Seller and Insignia in writing if Buyer becomes aware of any fact or condition that causes or constitutes a Breach of any of representations and warranties of Buyer as of the date of this Agreement, or if Buyer becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in any representations or warranties of Buyer herein if this Agreement were dated the date of the occurrence or discovery of any such fact or condition, Buyer will promptly deliver to Seller and Insignia a Modification Notice. During the same period, Buyer will promptly notify Seller and Insignia of the occurrence of any Breach of any covenant of Buyer in this Section 6 or of the occurrence of any event that may make the satisfaction of the conditions in
Section 8 impossible or unlikely.

         6.4      TERMINATION OF IFG GUARANTY

         Buyer agrees to obtain, prior to the Closing Date, the release of the Guaranty, dated as of October 16, 1998, executed by IFG in favor of Key Bank in connection with existing loans from Key Bank to First Ohio Mortgage (the "Guaranty"), whether by providing to Key Bank a replacement guaranty or other collateral satisfactory to Key Bank or by obtaining replacement financing for First Ohio Mortgage's existing loans, allowing termination of existing loans and of the Guaranty.


7.       CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

         Buyer's obligation to purchase the Shares and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

         7.1      ACCURACY OF REPRESENTATIONS

         Subject to the provisions of Section 8.6, all of the representations and warranties of Seller and Insignia in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date, without giving effect to any Modification Notice.

         7.2      PERFORMANCE

         (a) Each of the covenants and obligations that Seller and Insignia and the Realty One Companies are required to perform or to comply with pursuant to this Agreement at or prior to the Closing, must have been duly performed and complied with in all material respects.

         (b) Each document required to be delivered pursuant to Sections 2.4 and
Section 5 must have been delivered.

         (c) All of the agreements, other documents or certificates, or actions required to be entered into, delivered and/or taken at or prior to the Closing in accordance with Section 2 and Section 5 hereof, including actions or deliveries of Persons not a party hereto, shall have been entered into, delivered and or taken, as applicable.

         7.3      [INTENTIONALLY OMITTED]

         [Intentionally Omitted]

         7.4      ADDITIONAL DOCUMENTS

         (a) Each of the following documents must have been delivered to Buyer:

                  (i) an opinion of counsel to Seller and Insignia, dated the Closing Date, in the form of Exhibit 7.4(a);

                  (ii) such other documents as Buyer may reasonably request for the purpose of (A) enabling its counsel to provide the opinion referred to in Section 8.4(a), (B) evidencing the accuracy of any of Seller's and Insignia's representations and warranties, (C) evidencing the performance by Seller and Insignia of, or the compliance by Seller and Insignia with, any covenant or obligation required to be performed or complied with by Seller and Insignia, or (D) evidencing the satisfaction of any condition referred to in this Section 7.

         7.5      NO PROCEEDINGS

         There must not have been commenced or Threatened against Buyer, or against any Person affiliated with Buyer, any Proceeding (a) involving any bona fide challenge to, or seeking material damages or other relief in connection with, any of the Contemplated Transactions, or (b) that could reasonably be expected have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

         7.6      NO CLAIM REGARDING STOCK OWNERSHIP OR SALE PROCEEDS

         There must not have been made or Threatened by any Person any claim asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, any of the Realty One Companies, or (b) is entitled to all or any portion of the Purchase Price payable for the Shares. Any corporate action of any of the Realty One Companies necessary to effectuate the Contemplated Transactions shall have been taken.


8.       CONDITIONS PRECEDENT TO SELLER'S AND INSIGNIA'S OBLIGATION TO CLOSE

         The obligation of Seller and Insignia to sell the Shares and to take the other actions required to be taken by Seller and Insignia at the Closing are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Seller and Insignia, in whole or in part):

         8.1      ACCURACY OF REPRESENTATIONS

         All of Buyer's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

         8.2      BUYER'S PERFORMANCE

         (a) Each of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects.

         (b) Buyer must have delivered each of the documents required to be delivered by Buyer pursuant to Section 2.4 and Section 6 and must have delivered the Closing Date Cash as required of Buyer pursuant to Sections 2.4(b)(i).

         (c) All of the agreements, other documents or certificates, or actions required to be entered into, delivered and/or taken at or prior to the Closing in accordance with Section 2 and Section 6 hereof, including actions or deliveries of Persons not a party hereto, shall have been entered into, delivered and or taken, as applicable.

         8.3      [INTENTIONALLY OMITTED]

         [Intentionally Omitted]

         8.4      ADDITIONAL DOCUMENTS

         Buyer must have caused the following documents to be delivered to Seller and Insignia:

         (a) an opinion of counsel to Buyer, dated the Closing Date, in the form of Exhibit 8.4(a); and

         (b) such other documents as Seller and Insignia may reasonably request for the purpose of (i) enabling their counsel to provide the opinion referred to in Section 7.4(a), (ii) evidencing the accuracy of any representation or warranty of Buyer, (iii) evidencing the performance by Buyer of, or the compliance by Buyer with, any covenant or obligation required to be performed or complied with by Buyer, (iv) evidencing the satisfaction of any condition referred to in this Section 8, or (v) otherwise facilitating the consummation of any of the Contemplated Transactions.

         8.5      NO PROCEEDINGS

         There must not have been commenced or Threatened against Seller and Insignia, or against any Person affiliated with Seller and Insignia, any Proceeding (a) involving any bona fide challenge to, or seeking material damages or other relief in connection with, any of the Contemplated Transactions, or (b) that could reasonably be expected have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

         8.6      RELEASE OF INSIGNIA GUARANTY

         The Guaranty shall have been released.

9.       TERMINATION

         9.1      TERMINATION EVENTS

         This Agreement may, by notice given prior to or at the Closing, be terminated:

         (a) by either Buyer or Seller and Insignia if a material Breach of any provision of this Agreement has been committed by the other party and such Breach has not been waived;

         (b) (i) by Buyer if any of the conditions in Section 7 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Closing Date; or (ii) by Seller and Insignia, if any of the conditions in Section 8 has not been satisfied of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Seller and Insignia to comply with their obligations under this Agreement) and Seller and Insignia have not waived such condition on or before the Closing Date;

         (c) by mutual consent of Buyer and Seller and Insignia; or

         (d) by either Buyer or Seller and Insignia if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before January 31, 2002, or such later date as the parties may agree upon.

         9.2      EFFECT OF TERMINATION

         Each party's right of termination under Section 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 9.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 11.1, 11.2, and 11.3 will survive; provided, however, that if this Agreement is terminated by a party because of the Breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired. In addition to any right of Seller to terminate this Agreement pursuant to Section 9.1, Seller shall, if applicable, have the right to terminate this Agreement pursuant to Section 9.3 hereof. In the event of a conflict between the provisions of Sections 9.1 and/or 9.2 on the one hand and Section 9.3 on the other, the provisions of Section 9.3 shall govern.

         9.3      FINANCING CONTINGENCY

         (a) If Buyer fails to close on January 31, 2002, because Buyer is unable, or otherwise fails, to obtain the HNB Loan or the HCIC Financing, Seller may elect after January 31, 2002, to terminate this Agreement, whereupon Buyer shall promptly thereafter reimburse Seller for all of Seller's out of pocket expenses incurred in connection with the negotiation of this Agreement and the Contemplated Transactions and all related activities (including accounting and legal costs), up to a maximum reimbursement of $300,000. Except as otherwise expressly provided in this Section 9.3, such reimbursement shall be Seller's and Insignia's sole remedy and all further obligations of the parties under this Agreement will terminate, except that the parties' obligations in Sections 11.2, and 11.3 will survive.

         (b) Notwithstanding the provisions of Section 9.3(a), if Buyer fails to provide to Seller on or before:

                  (i) 5:00 p.m., E.S.T., Thursday, January 4, 2002, evidence or assurance reasonably satisfactory to Seller of HNB's approval (or waiver by HNB of such approval as a condition to making the HNB Loan) of Section 2.2(e) of this Agreement (i.e., the agreements between Buyer and Insignia relating to the prospective participation of Insignia as a lender in the HNB Loan); or

                  (ii) 5:00 p.m. E.S.T., Thursday, January 4, 2002, evidence or assurance reasonably satisfactory to Seller of HNB's approval (or waiver by HNB of such approval as a condition to making the HNB Loan) of the terms and conditions of the formation of Buyer including the contribution of 100% of the equity interests of the Shareholders' Companies (as such term is used in the HNB Commitment) and of this Agreement and other documents and agreements supporting and evidencing the same; or

                  (iii) 5:00 p.m. E.S.T., Tuesday, January 15, 2002, evidence or assurance reasonably satisfactory to Seller that Buyer has obtained commitments from affiliates or "insiders" of Buyer to purchase not less than $3,000,000 of participation interests in the HCIC Financing; or

                  (iv) 5:00 p.m. E.S.T., Tuesday, January 15, 2002, evidence or assurance reasonably satisfactory to Seller that Key Bank has agreed to release the guaranty of Insignia of the Key Bank line of credit financing to First Ohio Mortgage at (or before) a January 31, 2002, Closing of the Contemplated Transactions; or

                  (v) 5:00 p.m. E.S.T., Friday, January 18, 2002, evidence or assurance reasonably satisfactory to Seller that Buyer and HNB have mutually approved in all material respects the terms and provisions of the documents and agreements governing and constituting the HNB Loan, including the collateral securing Buyer's obligations under the HNB Loan; or

                  (vi) 5:00 p.m. E.S.T., Friday, January 18, 2002, evidence or assurance reasonably satisfactory to Seller that HNB has completed to HNB's satisfaction legal and financial due diligence with respect to the Contemplated Transactions, the prospective HNB Loan and the parties thereto (or that HNB has waived such completion as a condition to making the HNB Loan); or

                  (vii) 5:00 p.m. E.S.T., Friday, January 18, 2002, evidence or assurance reasonably satisfactory to Seller that Buyer and HCIC have mutually approved in all material respects the terms and provisions of the documents and agreements governing and constituting the HCIC Financing, including the collateral securing Buyer's obligations under the HCIC Financing; or

                  (viii) 5:00 p.m. E.S.T., Friday, January 18, 2002, evidence or assurance reasonably satisfactory to Seller that Buyer, HCIC and all participants in the HNB Loan have mutually approved in all material respects the terms and provisions of an intercreditor agreement;

then Seller may at any time after the time referenced at the beginning of any applicable subparagraphs (i)-(viii) immediately above and prior to January 28, 2002, at its option, terminate this Agreement by delivering a written termination notice via facsimile to Buyer, which notice shall specify the specific failure(s) of Buyer by reference to one or more of subparagraphs
(i)-(viii) above of this Section 9.3(b), whereupon Buyer shall have the longer of 48 hours following the transmission time of Seller's notice or 5:00 p.m. E.S.T. of the next business following the date on which Seller transmits its notice (the "cure period") to cure the failure by providing to Seller the formerly absent evidence or assurance. If Buyer fails to cure the failure during the applicable cure period, then, at Seller's option upon facsimile notice to Buyer, this Agreement shall terminate as of the time of such notice and none of the parties shall have any further obligation to any other parties hereunder except that Sections 11.1, 11.2 and 11.3 of this Agreement shall survive.

         (c) If HNB fails or refuses to make the HNB Loan because any one or more of the following conditions in the HNB Commitment are not satisfied:

                  (i) Receipt by HNB, to its satisfaction, of an opening balance sheet of Buyer reviewed by PricewaterhouseCoopers LLP indicating a positive net worth after giving effect to the Contemplated Transactions and all financing relating thereto, including, without limitation, the HNB Loan and the HCIC Financing; or

                  (ii) No law or regulation in effect as of December 28, 2001, prevents or prohibits HNB from making the HNB Loan in accordance with the terms and conditions contained in the HNB Commitment; or

                  (iii) Buyer does not provide information to HNB that is false, incomplete, or inaccurate in any material respect.

then Seller may elect to terminate this Agreement at any time after the earlier of (1) January 31, 2002, or (2) the date HNB notifies or informs Buyer to the effect that it will not make the HNB Loan because of the non-satisfaction of one or more of the foregoing three conditions, whereupon Buyer shall promptly thereafter reimburse Seller for all of Seller's out of pocket expenses incurred in connection with the negotiation of this Agreement and the Contemplated Transactions and all related activities, up to a maximum reimbursement of $300,000. The failure of Buyer to obtain the HNB Loan because of the failure or refusal by HNB referenced in this Section 9.3(c) shall be deemed a Breach of this Agreement by Buyer and Seller may, in addition to collecting the reimbursement provided for in this Section 9.3(c), pursue other legal remedies for breach of contract available under applicable law. The provisions of Section
11.2 and 11.3 of this Agreement shall survive any such termination.

         (d) If HCIC fails or refuses to make the HCIC Financing because any one or more of the following conditions in the HCIC Commitment are not satisfied:

                  (i) a minimum of fifty percent (50%) (or such higher amount as may be demanded by the senior lender) of the floating rate debt of the Issuer and Guarantors must be hedged against rate increases at levels and in a manner acceptable to HCIC; or

                  (ii) Buyer pays Transaction Expenses (as defined in the HCIC Commitment) at or prior to closing; or

                  (iii) Buyer must have additional liquidity in the form of cash on hand or committed borrowing availability of not less than Two Million Dollars ($2,000,000) at closing; or

                  (iv) Review and approval by HCIC of documents evidencing the existing Insignia Relocation Loan; or

                  (v) Review and approval by HCIC of terms of Stock Restriction Agreement (as defined in the HCIC Commitment) negotiated by Buyer;

then Seller may elect to terminate this Agreement at any after the earlier of
(1) January 31, 2002, or (2) the date HCIC notifies or informs Buyer to the effect that it will not make the HCIC Financing because of the non-satisfaction of one or more of the foregoing five conditions, whereupon Buyer shall promptly thereafter reimburse Seller for all of Seller's out of pocket expenses incurred in connection with the negotiation of this Agreement and the Contemplated Transactions and all related activities, up to a maximum reimbursement of $300,000. The failure of Buyer to obtain the HCIC Financing because of the failure or refusal by HCIC referenced in this Section 9.3(d) shall be deemed a Breach of this Agreement by Buyer and Seller may, in addition to collecting the reimbursement provided for in this Section 9.3(d), pursue other legal remedies for breach of contract available under applicable law. The provisions of Section
11.2 and 11.3 of this Agreement shall survive any such termination.

         (e) Seller shall have no right to terminate the Agreement under this
Section 9.3(a)-(d) if:

                  (i) HNB or HCIC refuses or fails to make the HNB Loan or the HCIC Financing, respectively, on the grounds that either (A) Seller provided material information to HNB or HCIC that was materially inaccurate at the time provided or (B) Buyer provided material information to HNB or HCIC that was materially inaccurate at the time provided and such information was provided by Seller to Buyer and was materially inaccurate at the time provided by Seller; or

                  (ii) HNB refuses or fail to make the HNB Loan on the grounds that a law or regulation enacted or promulgated after December 28, 2001, prevents or prohibits HNB from making the HNB Loan in accordance with the terms and conditions contained in the HNB Commitment: or

                  (iii) Seller or Insignia is in Breach of Article 3 hereof or of Seller's or Insignia's covenants or agreements under this Agreement.

         (f) Buyer shall diligently use its Best Efforts to: (i) obtain no later than January 31, 2002, the HNB Loan in accordance with the HNB Commitment and the HCIC Financing in accordance with the HCIC Commitment, and (ii) expeditiously satisfy the conditions precedent set forth in HNB Commitment and the HCIC Commitment. Buyer shall promptly provide to Seller and Insignia drafts of material HNB Loan documents and HCIC Financing documents proposed by HNB and HCIC, respectively, and their respective counsel. Buyer shall keep Seller informed of the status of Buyer's negotiations with HNB and HCIC and with any participants in the HNB Loan or the HCIC Financing, including negotiations related to the satisfaction (or waiver by HNB or HCIC) of conditions precedent set forth in the HNB Commitment and the HCIC Commitment.

         (g) Buyer represents and warrants that it has no reasonable basis to believe that it will be unable to obtain the HNB Loan and the HCIC Financing in accordance with the terms and conditions of the HNB Commitment and the HCIC Commitment. Buyer will promptly notify Seller if the foregoing representation becomes inaccurate.


10.      INDEMNIFICATION; REMEDIES

         10.1     SURVIVAL; RIGHT TO INDEMNIFICATION NOT AFFECTED BY KNOWLEDGE

         All representations and warranties in this Agreement and in any certificate or document delivered pursuant to this Agreement will survive the Closing until the second anniversary of the Closing Date, except as otherwise provided below:

         (a) The representations and warranties of Seller and Insignia contained in Sections 3.11 and 3.13 of this Agreement shall survive until the applicable statute of limitations.

         (b) The representations and warranties of Seller and Insignia contained in Sections 3.2(a) and 3.3 of this Agreement shall survive indefinitely, and the representations and warranties of Seller and Insignia in Sections 3.17(a)(viii), and 3.17(b)(ii) of this Agreement shall survive until the third anniversary of the Closing Date.

         (c) The representations and warranties of Buyer contained in Section 4.2(a) of this Agreement shall survive indefinitely.

Provided, further, that, if prior to the expiration of the survival period with respect to any claim for indemnity hereunder, the indemnifying parties shall have been notified of such claim with reasonable specificity, with an estimate of the amount of the damages thereunder, if practicable, the claim shall have been submitted to arbitration or filed as applicable within 90 days after the otherwise applicable expiration date of the survival period, and such claim shall not have been finally resolved before the expiration of such survival period, any representation, warranty, covenant or agreement that is the basis for such claim shall continue to survive as to such claim and shall remain a basis for indemnity as to such claim until such claim is finally resolved. The right to indemnification, payment of damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of damages, or other remedy based on such representations, warranties, covenants, and obligations.

         10.2     INDEMNIFICATION BY SELLER AND INSIGNIA

         Seller and Insignia will, jointly and severally, indemnify, defend and hold harmless Buyer, the Realty One Companies, and their respective officers, directors, controlling persons, and affiliates (collectively, the "Buyer Indemnified Persons") for, and will pay to the Buyer Indemnified Persons the amount of, any loss, liability, claim, damage, or expense (including reasonable costs of investigation and defense and reasonable professional fees), whether or not involving a third-party claim (collectively, "Buyer Loss"), arising, directly or indirectly, from or in connection with:

         (a) any Breach of any representation or warranty made by Seller or Insignia in this Agreement as if such representation or warranty were made on and as of the Closing Date without giving effect to any Modification Notice;

         (b) any Breach by Seller or Insignia of any covenant or obligation of Seller or Insignia in this Agreement;

         (c) any litigation pending on the Closing Date against the Realty One Companies or Seller or Insignia (to the extent related to the business or assets of the Realty One Companies), including, but not limited to, any such liability, damage, cost, or expense incurred or paid by Buyer or any of the Realty One Companies on account of being required to comply with any Order issued in any such litigation that restricts or otherwise affects Buyer's ability to conduct the business of the Realty One Companies after the Closing Date in accordance with the manner in which such businesses were conducted by Seller immediately prior to the Closing Date, provided, however, that Seller shall have no indemnification obligation under this Agreement or otherwise for Losses arising out of or related to business conduct restrictions required under the Re/Max Orders or business conduct restrictions required under any Orders issued in respect of any other suit that is similar to the Re/Max Litigation, so long as the business conduct restrictions imposed by any such Order are not inconsistent with, and no more restrictive or extensive than, the business restrictions under the Re/Max Orders;

         (d) any Change of Control Payments;

         (e) any conduct, action, or inaction of Seller, Insignia, the Realty One Companies, any Related Person or Representative thereof, occurring, arising or related to the period prior to the Closing Time (whether known or unknown on the Closing Date or at the Closing Time), to the extent attributable to such period, or any circumstances related to the operation, management or ownership of the Realty One Companies by Seller, Insignia, the Realty One Companies or Related Person or Representative thereof occurring, arising or related to the period on or prior to the Closing Time (whether known or unknown on the Closing Date or at the Closing Time), to the extent attributable to such period, except to the extent that any liability arising in connection with any of the above is included in the Continuing Liabilities or is otherwise Buyer's obligation pursuant to Section 2.7(d);

         (f) any liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) accruing, occurring, arising or related to the period prior to the Closing Time, to the extent attributable to such period, except for the Continuing Liabilities or is otherwise Buyer's obligation pursuant to Section 2.7(d); or

         (g) any amounts representing fees and expenses or other costs of any kind of any of Seller, Insignia and/or any of the Realty One Companies arising out of or in connection with the Contemplated Transactions, to the extent that any Realty One Company or Buyer or a related Person thereof shall become liable therefor except to the extent that such amounts are expressly allocated under this Agreement to Buyer or to the Realty One Companies as post-Closing Time Subsidiaries of Buyer.

Except as specifically provided below, the indemnification obligations of Seller and Insignia pursuant to Section 10.2(c) through (g) exist regardless of whether such obligations may also arise as a Breach under Section 10.2(a) or (b) above. Notwithstanding the preceding sentence, the sole indemnification obligations of Seller and Insignia under this Agreement with respect to a Buyer Loss arising from the ownership, development, use, or operation or CARS, VPA or PowerChooser by Buyer after the Closing Time (including, but not limited to, any such indemnification obligations arising out of any claims relating to the feasibility, effectiveness, workability, or fitness for any particular use) are limited to any breach by Seller of a representation or warranty set forth in
Section 3.22 hereof. The remedies provided in this Section 10.2 will not be exclusive of or limit any other remedies that may be available to Buyer or the other Buyer Indemnified Persons arising from (i) any fraud, deceit, or intentional misrepresentation by Seller, Insignia, or a Control Affiliate of either of them, (ii) arising from a breach of a covenant to be performed by Seller, Insignia, or a Control Affiliate of either of them under the terms of this Agreement prior to, at, or after the Closing, or (iii) any liability under the federal securities laws and regulations.

         10.3     INDEMNIFICATION BY BUYER

         Buyer will indemnify, defend and hold harmless Seller and Insignia and their respective officers, directors, controlling persons, and affiliates (collectively, the Seller Indemnified Persons"), and will pay to Seller and Insignia and their respective officers, directors, controlling persons, and affiliates the amount of, any loss, liability, claim, damage, or expense (including the reasonable costs of investigation and defense and reasonable attorney's fees), whether or not involving a third-party claim ("Seller Loss") arising, directly or indirectly, from or in connection with

         (a) any Breach of any representation or warranty made by Buyer in this Agreement, the Exhibits hereof, Buyer's Modification Notices or any other certificate or document delivered by Buyer pursuant to this Agreement;

         (b) any Breach by Buyer of any covenant or obligation of Buyer in this Agreement; or

         (c) regardless of whether it may also constitute a Breach under Section
(a) or (b) above, any loss, liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys' fees) arising from or relating to: (i) any conduct, action, or inaction of the Realty One Companies, any Related Person or Representative thereof, occurring, arising or related to the period after the Closing Time; or (ii) the operation, management or ownership of the Realty One Companies, arising or related to the period after the Closing Time (whether known or unknown on the Closing Date) and including liability arising in connection with the Continuing Liabilities (but excluding the Excluded Liabilities).

         10.4     PROCEDURE FOR INDEMNIFICATION--THIRD PARTY CLAIMS

         (a) Promptly after receipt by an indemnified party under Section 10.2 or 10.3 of notice of the commencement of any demand, claim or Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim within twenty (20) days of the notice of such demand, claim or Proceeding, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.

         (b) If any Proceeding referred to in Section 10.4(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will be entitled to participate in such Proceeding and, to the extent that it wishes (unless the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate), to assume the defense of such Proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Article 10 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding, (i) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent, which consent will not be unreasonably withheld, delayed, or conditioned, unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any indemnified person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (ii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within thirty (30) days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

         (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

         (d) Subject to Section 11.2 hereof, Seller and Insignia hereby consent to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on Seller and Insignia with respect to such a claim anywhere in the world.

         (e) Notwithstanding the provisions of this Section 10.4, the parties understand and agree that the Realty One Companies, through their inside counsel, will continue to handle certain routine cases (i.e., those involving claims arising in the Ordinary Course of Business of the Realty One Companies and involving claims of a nature and amount as are being handled by such inside counsel as of the date of this Agreement) that are currently pending or that may arise after the Closing Time that are subject to the indemnification obligation of Seller and Insignia hereunder. All such routine cases shall remain subject to the indemnification obligations set forth in Section 10.2 above, and Seller shall reimburse Buyer for any out-of-pocket expenses incurred by the Realty One Companies in connection with the handling of such cases and for a portion of the total compensation (including salary and benefits, but not attributed overhead) of such inside counsel, on a pro rata basis based on the amount of time spent on such cases relative to the time spent on all cases and other matters. Buyer and the Realty One Companies shall cause such inside counsel to confer with Seller and Insignia with respect to such cases and Seller and Insignia shall cooperate with such inside counsel to defend, settle, or otherwise resolve such claims. Buyer and the Realty One Companies will not settle or pay any amounts with respect to any such routine claims without the approval of Seller or Insignia, which shall not be unreasonably withheld, delayed, or conditioned.

         10.5     PROCEDURE FOR INDEMNIFICATION--OTHER CLAIMS

         A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

         10.6     INDEMNITY LIMITATIONS--SELLER AND INSIGNIA

         (a) Seller and Insignia will have no liability (for indemnification or otherwise) under Section 10.2(a) or (b) until the total of all Buyer Losses with respect to such matters exceeds $200,000; provided, however, that if the total of the Buyer Losses exceeds $200,000, Seller and Insignia shall be liable for the total amount of all Buyer Losses from the first dollar thereof, and not merely the amount by which such Buyer Losses exceed $200,000. Notwithstanding the foregoing general limitation or any other provision of this Agreement seemingly to the contrary, this Section 10.6(a) shall not apply to the costs and obligations allocated to Seller and Insignia under Sections 2.5, 2.7(c), 2.7(d), 2.8, 2.9, 2.10, 2.14, and 10.9 hereof and shall not limit the liabilities and obligations of Seller and Insignia described therein.

         (b) Notwithstanding anything in this Agreement to the contrary, the aggregate Buyer Losses for which Seller and Insignia shall be liable under this
Section 10 shall be limited to the amount of Purchase Price received by Seller and Insignia; provided, however, that such limitation shall not apply to any Breach of any of Seller's or Insignia's representations and warranties of which Seller or Insignia had Knowledge at the time at which such representation and warranty is made or for any intentional Breach by Seller or Insignia of any of Seller's or Insignia's covenants or obligations contained herein.

         (c) Seller and Insignia will have no liability (for indemnification or otherwise) with respect to any Buyer Losses that may arise out of any real estate transaction entered into by or on behalf of any of the Realty One Companies in the Ordinary Course of Business either prior to or at any time after the Closing Time to the extent that Buyer or any of the Realty One Companies receives or is entitled to receive and retain the commissions or other revenues attributable to such transaction after the Closing Time, except to the extent that Seller or Insignia had Knowledge of such claim prior to the Closing Time, was under an obligation to disclose the same, and failed to disclose the same.

         10.7     INDEMNITY LIMITATIONS--BUYER

         (a) Buyer will have no liability (for indemnification or otherwise) under Section 10.3(a) until the total of all Seller Losses with respect to such matters exceeds $200,000; provided, however, that if the total of Seller Losses exceeds $200,000, Buyer shall be liable for the total amount of all Seller Losses from the first dollar thereof, and not merely the amount by which such Seller Losses exceed $200,000. Notwithstanding the foregoing general limitation or any other provision of this Agreement seemingly to the contrary, this Section 10.7(a) shall not apply to the obligations of Buyer under Sections 2.5, 2.7(b), 2.7(d), and 2.15 hereof and shall not limit the liabilities and obligations of Buyer described therein.

         (b) Notwithstanding anything in this Agreement to the contrary, the aggregate Damages for which Buyer shall be liable under this Section 10.7 shall be limited to the aggregate Purchase Price paid to Seller and Insignia; provided, however, that such limitations shall not apply to any Breach of any of Buyer's representations and warranties of which Buyer had Knowledge at the time at which such representation and warranty is made or for any intentional Breach by Buyer of any of Buyer's covenants or obligations contained herein.

         10.8 EFFECT OF INSURANCE PROCEEDS RECEIVED; SUBROGATION; INDEMNIFICATION PAYMENT AS ADJUSTMENT TO PURCHASE PRICE

         (a) The amount of any indemnification payable under this Article 10 shall be net of the receipt of insurance proceeds to the extent that such proceeds are actually received (or any reservation of rights is resolved) and specifically related to the claim otherwise covered by the indemnity provisions herein to the indemnified party under a policy of insurance covering the loss giving rise to the claim. The parties agree to respond within a reasonable time to any inquiry by the other parties as to the status of any such insurance payment.

         (b) An indemnifying party shall be subrogated to any claims or rights of the indemnified parties as against any other Persons with respect to any Buyer Loss or Seller Loss, as applicable, paid by the indemnifying party under Section 10.2 or 10.3, as applicable. The indemnified parties shall cooperate with the indemnifying parties to a reasonable extent, at the indemnifying parties' expense, in the assertion by the indemnifying parties of any such claim against such other Persons.

         (c) If Buyer or any Seller makes any payment to an indemnified party pursuant to this Article 10, then such amount shall be treated as an adjustment to the Purchase Price.

         10.9     CERTAIN CONTINUING LITIGATION

         Notwithstanding the provisions of Section 10.2 and the provisions of
Section 10.4, with respect to those litigation matters set forth on Exhibit 10.9, Seller and Insignia shall assume and retain authority and responsibility for all negotiations and all litigation with respect to those matters, including selection of counsel of its choice to represent the Realty One Companies in any negotiations and litigation. Seller and Insignia shall diligently attempt to resolve all disputed issues. Seller and Insignia shall be responsible for payment of all legal fees, costs, and expenses in connection with such matters, including Seller's and Insignia's legal fees and expenses and legal fees and expenses of Buyer to the extent necessary to advise Buyer with respect to settlement of such matters. Seller and Insignia agree to keep Buyer reasonably informed in a timely manner of the status of all items in Exhibit 10.9, including all negotiation and litigation strategy with respect to the matters. Buyer shall make available at Seller's and Insignia's expense any witnesses and any relevant non-privileged documents that Seller and Insignia may determine are reasonably necessary or appropriate in dealing with such matters. No compromise or settlement of such claims may be effected by Seller or Insignia without the Buyer's consent (which consent Buyer agrees not to unreasonably withhold or delay), unless (i) there is no finding or admission of any rights of any person and no effect on other claims that may be made against any Realty One Company, and (ii) the sole relief provided is monetary damages that are paid in full by Seller or Insignia.

         10.10    TIME LIMITATION

         If the Closing occurs, Seller and Insignia will have no liability for indemnification under Section 10.2(e) or Section 10.2(f) hereof unless on or before the second anniversary of the Closing Date Buyer notifies Seller and Insignia of a bona fide claim specifying the factual basis of that claim in reasonable detail to the extent then known by Buyer.


11.      GENERAL PROVISIONS

         11.1     EXPENSES

         Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a Breach of this Agreement by another party.

         11.2     MANDATORY ARBITRATION

         (a) Any controversy or claim between or among the parties hereto including but not limited to those arising out of or relating to this Agreement, including any claim based on or arising from an alleged tort (but excluding the enforcement of specific relief under Section 2.8(e) hereof, which shall be resolved in the manner prescribed therein and disputes under Section 2.8 hereof, all of which shall be governed by the terms thereof), shall be determined by binding arbitration in accordance with the Federal Arbitration Act (or, if not applicable, the applicable Ohio law), the rules of practice and procedure for the arbitration of commercial disputes of the AAA, and the "Special Rules" set forth in paragraph (b) below. In the event of any inconsistency, the Special Rules shall control. Judgment upon any arbitration award may be entered in any court having jurisdiction. Any party to this Agreement may bring an action, including a summary or expedited proceeding, to compel arbitration of any controversy or claim to which this Agreement applies in any court having jurisdiction over such action.

         (b) The following shall constitute the "Special Rules" which shall be applicable to any arbitration commenced under this Agreement: (i) the arbitration shall be conducted in Chicago, Illinois, and administered by AAA, who will appoint an arbitrator; (ii) all arbitration hearings will be commenced within 90 days of the demand for arbitration, provided that, the arbitrator shall, upon a showing of cause, be permitted to extend the commencement of such hearing for up to an additional 60 days; (iii) the costs and expenses of the arbitrator and reasonable costs and expenses of all parties to such arbitration, including professional fees, shall be borne by the party or parties determined by the arbitrator, who shall, in making such determination, take into account the relative merits of the positions contended by the parties and the good faith efforts of the parties in attempting to settle the matter without resort to arbitration, but the arbitrator shall not take into consideration the relative ability of the parties to pay such fees, costs, and expenses.

         (c) No Person shall be entitled to pursue an indemnification claim arising under Article 10 for resolution by arbitration unless and until: (i) such claim, together with any other claims of such Person, involves one or more matters or controversies aggregating $25,000 or more; or (ii) at least six months have elapsed since such Person became aware of such claim; or (iii) the claim would otherwise become subject to extinguishment within 180 days under
Article 10 because of the lapse of time.

         11.3     CONFIDENTIALITY; PUBLIC ANNOUNCEMENT

         (a) Unless consented to by Seller in advance in writing or required by Legal Requirements, prior to the Closing, Buyer shall, and shall cause its Subsidiaries and Representatives to, keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. No public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued prior to the Closing, except as required by applicable federal securities law or the rules of the New York Stock Exchange, and such announcement will be made, if at all, at such time and in such manner as Buyer and Seller jointly determine, subject to Insignia's obligation pursuant to applicable federal securities law or the rules of the New York Stock exchange.

         (b) Unless consented to by Buyer in advance or required by applicable federal securities law or the rules of the New York Stock Exchange or otherwise required by Legal Requirements, prior to the Closing, Seller shall, and shall cause the Realty One Companies to, keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person.

         (c) Seller and Buyer will consult with each other concerning the means by which the Realty One Companies' employees, clients, customers, and others having dealings with the Realty One Companies will be informed of the Contemplated Transactions, and Buyer will have the right to be present for any such communication. Buyer and Seller will cooperate with and assist each other in the preparation of anticipatory press releases and public announcements.

         11.4     NOTICES

         All notices, Consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (i) delivered by hand (with written confirmation of receipt), (ii) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (iii) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses or facsimile numbers (as applicable) set forth within Section 11.4 (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties).

         (a) If to Insignia or Seller, to:

                           Insignia Financial Group, Inc.
                           102 Woodmont Boulevard, Suite 400
                           Nashville, Tennessee  37205
                           Telephone: (615) 783-1000
                           Facsimile: (615) 783-1099
                           Attention: Frank M. Garrison, Office of the Chairman

and to:                    Insignia Financial Group, Inc.
                           200 Park Avenue
                           New York, New York  10166
                           Telephone: (212) 984-8000
                           Facsimile: (212) 984-8040
                           Attention: General Counsel & Secretary

with copy to:              Stites & Harbison, PLLC
                           424 Church Street, Suite 1800
                           SunTrust Center
                           Nashville, Tennessee  37219
                           Telephone: (615) 782-2241
                           Facsimile: (615) 782-2371
                           Attention: B. Riney Green, Esq.

         (b) If to Buyer, to:

                           Real Living, Inc.
                           c/o HER, Inc.
                           Administrative Offices
                           77 East Nationwide Boulevard
                           Columbus, Ohio  43215-2539
                           Telephone:  (614) 459-7400
                           Facsimile:  (614) 442-2907
                           Attention:  Harley E. Rouda, Jr., President

with copy to:              Porter, Wright, Morris & Arthur LLP
                           41 South High Street
                           Columbus, Ohio  43215
                           Telephone:  (614) 227-2000
                           Facsimile:  (614) 227-2100
                           Attention:  Curtis A. Loveland, Esq.

         11.5     JURISDICTION

         Subject to the terms of Section 11.2, any action or proceeding seeking to enforce any provision hereof or based on any right arising out of this Agreement may be brought against any of the parties in the courts of the State of Ohio or, if it has or can acquire jurisdiction, in the United States District Court for the Northern District of Ohio, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

         11.6     FURTHER ASSURANCES

         The parties agree (i) to furnish upon request to each other such further information, (ii) to execute and deliver to each other such other documents, and (iii) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the Contemplated Transactions and the intent of this Agreement and the documents referred to in this Agreement.

         11.7     WAIVER

         The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (i) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (ii) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (iii) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

         11.8     ENTIRE AGREEMENT; MODIFICATION

         This Agreement supersedes all prior agreements between the parties with respect to its subject matter (including the Letter of Intent between Buyer and Insignia, dated October 10, 2001, as amended and supplemented), other than the Confidentiality Agreement executed by Insignia and Buyer, dated as of June 27, 2001 (the "Confidentiality Agreement") and, together with the Confidentiality Agreement, constitute (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

         11.9     ASSIGNMENTS; SUCCESSORS; NO THIRD-PARTY RIGHTS

         Neither Insignia, Seller, nor Buyer may assign any of its rights under this Agreement without the prior consent of Buyer or Insignia, as applicable. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the personal representatives, executors, successors, and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

         11.10    SEVERABILITY

         If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         11.11    SECTION HEADINGS; EXHIBITS; CONSTRUCTION

         The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All references to "Exhibits" refer to the numbered exhibits attached to this Agreement, which are hereby incorporated into this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms. The parties, in acknowledgement that all of them have been represented by counsel and that this Agreement has been carefully negotiated, agree that the construction and interpretation of this Agreement and other documents entered into in connection herewith shall be construed neutrally in accordance with their plain meaning; and the construction and interpretation thereof shall not be affected by the identity of the party or parties under whose direction or at whose expense this Agreement and such documents were prepared or drafted.

         11.12    GOVERNING LAW

         This Agreement will be governed by the laws of the State of Ohio without regard to conflicts of laws principles.

         11.13    COUNTERPARTS

         This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.











                       THIS SPACE INTENTIONALLY LEFT BLANK

                             SIGNATURE PAGES FOLLOW

                                 IFG:

                                 INSIGNIA FINANCIAL GROUP, INC.


                                 By:  /s/ Frank M. Garrison
                                      ------------------------------------------
                                      Frank M. Garrison, Office of the Chairman

                                 ESG:

                                 INSIGNIA ESG, INC.


                                 By:  /s/ Frank M. Garrison
                                      ------------------------------------------
                                      Frank M. Garrison, Vice President

                                 SELLER:

                                 INSIGNIA RO, INC.


                                 By:  /s/ Frank M. Garrison
                                      ------------------------------------------
                                      Frank M. Garrison, Vice President

                                 BUYER:

                                 REAL LIVING, INC.


                                 By:  /s/ Harley E. Rouda
                                      ------------------------------------------
                                      Harley E. Rouda, Jr., President and Chief
                                      Executive Officer


                                JOINDER AGREEMENT

         The undersigned is executing this Agreement only for the purpose of the covenants contained in Section 2.16 hereof.

                                 REALTY ONE, INC.


                                 By:  /s/ Frank M. Garrison
                                      ------------------------------------------
                                      Frank M. Garrison, Vice President

                             GUARANTY OF PERFORMANCE

         The undersigned hereby guarantees performance of the obligations of Buyer under the foregoing Agreement to the extent that such obligations are to be performed prior to or at the Closing, but not thereafter.

                                HER, INC.


                                By:  /s/ Harley E. Rouda
                                ------------------------------------------------
                                     Harley E. Rouda, Jr., President and Chief
                                     Executive Officer